UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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STONEMOR INC.
(Name of Registrant as Specified in Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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STONEMOR INC.

3600 Horizon Boulevard
Trevose, PA 19053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 5, 2020

To the Stockholders of StoneMor Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of StoneMor Inc. (the “Company”) will be held on Thursday, November 5, 2020 at 4:00 p.m., Eastern Standard Time, online at www.virtualshareholdermeeting.com/STON2020. You will be able to listen to the annual meeting live, submit questions and vote online. A replay of the annual meeting will be available on our website until November 30, 2020.

At the annual meeting, as we describe in the accompanying proxy statement, we will ask you to vote on the following matters:

(i)

the election of three directors to our Board of Directors (the “Board”), each to serve as a Class I director for a term of three years expiring at the annual meeting of stockholders to be held in 2023;

(ii)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
(iii)	the approval of the StoneMor 2019 Amended and Restated Long-Term Incentive Plan, as amended;
(iv)	an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;
(v)	an advisory vote on the frequency of future stockholder advisory votes on the approval of the compensation of our named executive officers;
(vi)

to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio of one-for-ten shares (the “Reverse Stock Split”); and

(vii)	to approve an amendment to the Company’s certificate of incorporation to declassify the Board.

These items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on September 14, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting and at any postponements or adjournments thereof.

In order to provide our stockholders a more convenient, cost-effective method of attending, and, in light of the coronavirus (COVID-19) pandemic, to provide our stockholders with a means to attend the annual meeting in a manner that does not endanger the health and well-being of our stockholders, we have elected to hold our annual meeting via remote communication. You may attend the virtual annual meeting and vote your shares during the meeting by visiting our annual meeting website at www.virtualshareholdermeeting.com/STON2020. You are entitled to participate in and submit questions in writing during the annual meeting if you were a stockholder as of the close of business on September 14, 2020. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/STON2020, you will need the 16-digit control number included on your notice, your proxy card or the instructions that accompanied your proxy materials. The annual meeting will begin promptly 4:00 p.m., Eastern Standard Time. Online check-in will begin at 3:45 p.m., Eastern Standard Time. Please allow ample time for the online check-in procedures. If you have difficulty accessing the virtual annual meeting, please call the technical support number that will be posted on the virtual annual meeting log in page for assistance. We will have personnel available to assist you. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number.

This Notice of Annual Meeting and Proxy Statement are first being distributed on or about October   , 2020.

Whether or not you expect to attend the annual meeting, it is important that you promptly complete, sign, date and submit the proxy card via internet, telephone or mail in accordance with its instructions so that you may vote your shares. If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares on any of the matters listed above other than the ratification of Grant Thornton LLP. Therefore, you must affirmatively take action to vote your shares at our annual meeting. If you do not, your shares will not be voted on these items.

By Order of the Board of Directors:

[signature]

Joseph M. Redling
President and Chief Executive Officer
Trevose, Pennsylvania
October , 2020

TABLE OF CONTENTS

STONEMOR INC.

3600 Horizon Boulevard
Trevose, PA 19053

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held on November 5, 2020

GENERAL INFORMATION

Effective as of December 31, 2019, pursuant to that certain Merger and Reorganization Agreement (as amended, the “Merger Agreement”) by and among StoneMor GP LLC (“StoneMor GP”), a Delaware limited liability company and the general partner of StoneMor Partners L.P. (the “Partnership”), the Partnership, StoneMor GP Holdings LLC, a Delaware limited liability company and formerly the sole member of GP (“GP Holdings”) and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), GP converted from a Delaware limited liability company into a Delaware corporation named StoneMor Inc. (the “Company”) and Merger Sub was merged with and into the Partnership (the “Merger”). The Company is the successor registrant to the Partnership pursuant to Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act:”).

As used in this Proxy Statement, unless the context otherwise requires, references to the terms the “Company,” “StoneMor,” “we,” “us,” and “our” refer to StoneMor Inc. and its consolidated subsidiaries for all periods from and after the Merger and to StoneMor Partners L.P. and its consolidated subsidiaries for all periods prior to the Merger.

StoneMor is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board”) of proxies for the 2020 annual meeting of stockholders we are holding on Thursday, November 5, 2020, at 4:00 p.m., Eastern Standard Time (the “Annual Meeting”), or for any adjournment(s) of that meeting. The Annual Meeting will be held solely virtually via live webcast at www.virtualshareholdermeeting.com/STON2020.

This Notice of Annual Meeting and Proxy Statement are first being distributed on or about October   , 2020.

Record Date; Voting Rights and Outstanding Shares

At the close of business on September 14, 2020 (the “Record Date”), 117,824,266 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on the Record Date may vote at the Annual Meeting. A quorum will exist if the holders of a majority of the shares of our Common Stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

Each holder of our Common Stock will be entitled to cast one vote per share held on the Record Date on each proposal described in this proxy statement.  A "broker non-vote" occurs when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.  Under current New York Stock Exchange interpretations that govern broker non-votes, each of Proposal No. 1 for the election of directors, Proposal No. 3 for approval of the StoneMor 2019 Amended and Restated Long-Term Incentive Plan, as amended, Proposal 4 for approval, on an advisory basis, of the compensation of our named executive officers, Proposal 5 for the approval, on an advisory basis, of the frequency of future stockholder advisory votes on approval of the compensation of our named executive officer, Proposal 6 for the approval of an amendment to our certificate of incorporation to implement the Reverse Stock Split and Proposal No. 7 for approval of an amendment to our certificate of incorporation to declassify the Board is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Any such shares for which the broker does not receive voting instructions from the stockholder who beneficially owns the shares will not be counted as present or represented with respect to those proposals, but are counted as present and represented for purposes of determining the existence of a quorum at the Annual Meeting.  Proposal No. 2 for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

If a proxy is duly granted and returned over the Internet, by telephone or by mailing a proxy card in the accompanying form, the shares represented by the proxy will be voted as directed.  If your properly executed proxy does not specify how you want your shares voted with respect to a proposal, the shares represented by your proxy will be voted, as applicable, “FOR” each of the director nominees, “FOR” Proposals 2-4 and 6-7 and for future advisory votes on the approval of the compensation of our named executive officers to be held every year (Proposal 5).

With respect to the election of directors, you may vote FOR or to WITHHOLD AUTHORITY for each nominee.   Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present and entitled to vote on the election of directors. The three nominees receiving the most “FOR” votes will be elected as directors.   For the purpose of electing directors, broker non-votes and votes withholding authority to vote for a director will not affect the outcome.  Our Corporate Governance Guidelines address the procedures to be followed if a director nominee in an uncontested election fails to receive a majority of the votes cast.  See the discussion of these procedures under “Proposal One—Election of Directors” beginning on page 7.

With respect to Proposals 2-4 and 6-7, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  Approval of Proposals 2-3 and 6 requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting. Approval of Proposal 7 requires the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote at the Annual Meeting. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these proposals, while broker non-votes (described above) will not.  Thus, abstentions will have the effect of a vote “against” each of these proposals.  With respect to Proposal 5, you may vote for future advisory votes on the approval of the compensation of our named executive officers to be held every one, two or three years, or you may abstain.  Broker non-votes and abstentions will not affect the outcome of the vote on Proposals 4-5.  There is no minimum approval necessary for Proposals 4-5 because these are advisory votes; however, the Board will consider the results of these advisory votes when considering future decisions relating to these proposals.

Whether or not you plan to attend the Annual Meeting, and whatever the number of shares you own, if you received proxy materials by mail please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United

States. You may also vote your shares by telephone or internet by following the instructions on the enclosed proxy card.

Recommendation of the Board of Directors

The Board recommends that you vote:

•	FOR the three nominees for director (Proposal 1);
•	FOR the ratification of Grant Thornton LLP StoneMor’s independent auditors for 2020 (Proposal 2);
•	FOR the approval of the StoneMor 2019 Amended and Restated Incentive Plan, as amended (Proposal 3);
•	FOR the approval of the advisory resolution regarding the compensation of StoneMor’s named executive officers (Proposal 4);
•	FOR the approval of future advisory resolutions regarding the compensation of StoneMor’s named executive officers on an annual basis (Proposal 5);
•	FOR the approval of an amendment to the Company’s Certificate of Incorporation to effect the reverse stock split (Proposal 6); and
•	FOR . the approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board.

How You Can Vote

If you are the record holder of your stock, you can vote in one of the following ways:

1. Via the internet, by visiting www.proxyvote.com;

2. By telephone, by calling the number on your proxy card;

3. By mail, by marking, signing, dating, and mailing your proxy card (No postage is required if mailed in the United States); or

4. By voting electronically during the Virtual Annual Meeting at www.virtualshareholdermeeting.com/STON2020.

If you hold your shares in "street name," which means that your shares are registered in the name of a bank, broker, or other nominee (which we collectively refer to as your "broker"), your broker must vote your street name shares in the manner you direct if you provide your broker with proper and timely voting instructions. Please use the voting forms and instructions provided by your broker or its agent. These forms and instructions typically permit you to give voting instructions by telephone or Internet if you wish. If you are a street name holder and want to change your vote, you must contact your broker. Please note that you may not vote shares held in street name at the Annual Meeting unless you request and receive a valid proxy from your broker.

Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.

Change or Revocation of Proxies

If you are a stockholder of record, you may change your vote by submitting another proxy by telephone or online, by mailing another properly signed proxy card bearing a later date than your original one, or by attending the Annual Meeting and casting your vote online. You also may revoke a proxy that you previously provided by delivering timely written notice of revocation to our Secretary, at StoneMor, Inc., 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, specifying such revocation, so that it is received not later than 4:00 p.m. EST, on November 3, 2020.

If you hold your shares in street name and you wish to change or revoke your voting instructions, please refer to the materials your broker or bank provided to you for instructions.

Attending the Annual Meeting

In light of the novel coronavirus outbreak (COVID-19) and governmental decrees that in-person gatherings be postponed or cancelled, and to support the health and well-being of our employees, stockholders and Board, the  Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via live webcast at www.virtualshareholdermeeting.com/STON2020. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the  Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STON2020.  The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual stockholder meeting login page.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may also visit www.virtualshareholdermeeting.com/STON2020 and use the 16-digit control number provided on your proxy card which was mailed to you on or around October   , 2020 to access additional information.

Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting.  Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

The online meeting will begin promptly at 4:00 p.m., EST. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

During the meeting, registered holders will be able to submit questions by logging into the virtual platform at www.virtualshareholdermeeting.com/STON2020 and following the instructions within.

Questions pertinent to meeting matters will be answered during the Annual Meeting. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of StoneMor and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered.

In accordance with our bylaws, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during the 10 days prior to the Annual Meeting at our corporate offices by contacting our Corporate Secretary at aso@stonemor.com and scheduling an appointment, and on the day of the Annual Meeting at www.virtualshareholdermeeting.com/STON2020.

Cost of Solicitation

We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our regular employees and officers without additional.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board currently consists of eight members, with Andrew Axelrod appointed as Chairman of our Board. Pursuant to our bylaws, the members of our Board have been divided into three classes. The term of office for the Class I members of our Board, currently consisting of three members, expires at our  Annual Meeting. The term of office for the Class II members of our Board, currently consisting of two members, expires at our 2021 Annual Meeting. The term of office for the Class III members of our Board, currently consisting of three members, expires at our 2022 Annual Meeting.

Generally, at each of our annual meetings of stockholders, the number of directors equal to the number of directors in the class whose term is scheduled to expire on the day of such meeting will be elected for a term that will expire on the date of our annual meeting of stockholders in the third year after such election and will hold office until expiration of the terms for which they were duly elected and qualified.

In each case, a director’s term will continue until the director’s successor is elected and has been qualified. Any director may be removed from office as a director at any time by our stockholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.

As discussed in greater detail in Proposal 7, the Board recently approved, subject to stockholder approval, an amendment to our certificate of incorporation to provide for the declassification of the Board. If Proposal 7 is approved by the requisite vote of stockholders at the Annual Meeting, directors if office after the amendment is filed have committed to resigning, and will be reelected to the Board by the remaining directors.  As a result, all of our directors would be elected to one-year terms of office beginning at our 2021 annual meeting of stockholders.

At this Annual Meeting, three Class I directors are to be elected and each will serve for a term that will expire on the date of our 2023 annual meeting and until his or her successor is elected and qualified. The following nominees for election as Class I directors at this Annual Meeting are recommended by our Board:

•	Spencer E. Goldenberg
•	Kevin D. Patrick
•	Patricia D. Wellenbach

If a nominee for director should become unable or decline to serve if elected, it is intended that shares represented by proxies that are executed and returned will be voted for any substitute nominee as may be recommended by our existing Board. Each of the three nominees receiving the highest number of votes cast at the Annual Meeting will be elected as a Class I director for a term of three years and until his successor is elected and qualified.

Please see the discussion below under “Directors, Executive Officers and Corporate Governance” for a discussion regarding the Nomination and Director Voting Agreement dated as of September 17, 2018, as amended.  Mr. Goldenberg’s nomination was submitted by the Axar Entities (as defined in that agreement) pursuant to the terms of that agreement.

Pursuant to our Corporate Governance Guidelines adopted by our Board, if a director nominee does not receive a majority of the votes cast, the director is required to promptly tender his or her resignation to the Board. For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast to “withhold authority” to vote for that director’s election. The Compensation, Nominating and Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act promptly on the tendered resignation, taking into account the recommendation of the Compensation, Nominating and Governance Committee. The Compensation, Nominating and Governance Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. A director who tenders his or her resignation will not participate in the recommendation of the Compensation, Nominating and Governance Committee or the decision of the Board with respect to his or her resignation.

A brief biography for each nominee for election as director is set forth below:

Spencer E. Goldenberg was appointed to the Board in June 2019. He serves as the Chief Financial Officer for Menin Hospitality, an owner and operator of hotels, restaurants and commercial retail establishments across the United States (“U.S.”) with a concentration in the southeast U.S. and Chicago. Prior to joining Menin Hospitality, Mr. Goldenberg was a partner in the accounting firm of Gerstle, Rosen & Goldenberg P.A. from February 2008 to June 2015. Mr. Goldenberg has served as an independent director of Terra Property Trust, Inc. and its subsidiary, Terra Secured Income Fund 6, and is the chairman of the audit committee of Terra Secured Income Fund 6. From October 2005 until February 2008, he served as a legislative aide to Florida State Senator Gwen Margolis. Mr. Goldenberg holds an active certified public accountant’s license in the state of Florida. He holds a B.A. in International Affairs from Florida State University. Mr. Goldenberg’s extensive finance, accounting and audit experience enhances the ability of the Board to oversee the Company’s financial performance and reporting.

Kevin D. Patrick was appointed to the Board in September 2020. He has been Senior Vice President, Chief Financial Officer and Treasurer of Colonial Williamsburg Foundation since August 2017.  In this capacity, he is responsible for all financial aspects of the operation of the Foundation, which has assets of approximately $1.0 billion, including an endowment of approximately $700.0 million, annual revenues in excess of $200.0 million and approximately $337.0 million in outstanding debt.  As a member of the Foundation’s leadership team, Mr. Patrick works closely with the Board of Trustees and its committees.  From April 2016 until August 2017, Mr. Patrick was Vice President and Chief Financial Officer of ML Foods, LLC, a division of Marcus Lemonis LLC focused in the restaurant/bar industry.  From August 2014 through April 2016, he was an Executive Managing Partner of Blackwater Strategic Advisors, a transaction development and strategic advisory firm targeting early stage to mid-sized companies looking to raise capital, recapitalize their balance sheets or grow through acquisition.  Mr. Patrick holds an MBA from the University of Connecticut and a BBA in Finance from Connecticut State University’s Ancell School of Business.  Mr. Patrick will bring to the Board diversity and significant experience in corporate development, business turnarounds, financing and financial management both as a chief financial officer and in other senior management positions.

Patricia D. Wellenbach was appointed to the Board in April 2018. She has been President and CEO of Philadelphia’s Please Touch Museum since November 2015. In such capacity, Ms. Wellenbach is responsible for management and oversight of one of the top 10 children’s museums in the country. The Museum employs 100 people and has a budget of $10.0 million. In addition, Ms. Wellenbach works closely with the Museum’s board of trustees and is a steward of a 100,000 square foot building on the National Historic Register. The building is owned by the City of Philadelphia, and as such Ms. Wellenbach works closely with city leaders on the preservation of this historic landmark building. From February 2013 to October 2015, Ms. Wellenbach was President and CEO of Green Tree School and Services, a non-residential school and behavioral health clinic for children with autism and severe emotional disturbances. In such capacity, Ms. Wellenbach oversaw a budget of $9.0 million, managed the construction of a new facility and negotiated contracts with two unions. The complexity of the medical and educational needs of the children required Ms. Wellenbach to have experience with a high level of regulatory and compliance issues. From October 2007 to January 2013, Ms. Wellenbach advised companies as President and CEO of Sandcastle Strategy Group, LLC. Ms. Wellenbach is currently the Chair-Elect to the board of Thomas Jefferson University (board member since July 2015) and is on the Philadelphia Mayor’s Cultural Advisory Board (since September 2016). Ms. Wellenbach previously was a member of the board of directors at the Reinvestment Fund, a CDFI fund that makes community impact investments in areas of work force development, charter schools, food access and other community needs, from March 2010 until December 2017. Ms. Wellenbach is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Forum of Executive Women and the Pennsylvania Women’s Forum. Ms. Wellenbach holds a degree from the Boston College School of Nursing and a certificate from the UCLA Anderson School of Management’s Healthcare Executive Program. Ms. Wellenbach brings to the Board diversity, significant experience in managing complex businesses in transition and restructuring, merger and acquisition experience both as a chief executive officer and as a board member and experience with risk, regulatory and compliance issues.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES RECOMMENDED BY THE BOARD FOR DIRECTOR.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table provides information concerning our current directors, including those who are nominated for election as a director at the Annual Meeting:

Name and Position with the Company	Age(1)	Class	Director Since	Annual Meeting at Which Term Will Expire
Andrew Axelrod, Director(2)	38	III	2019	2022
Spencer E. Goldenberg, Director(3)(4)	37	I	2019	2020
Robert B. Hellman, Jr., Director(4)	60	II	2004	2021
David Miller, Director(3) (4)	61	III	2019	2022
Stephen J. Negrotti, Director(3)	68	II	2018	2021
Kevin D. Patrick, Director	59	I	2020	2020
Joseph M. Redling, President, Chief Executive Officer and Director(2)	61	III	2018	2022
Patricia D. Wellenbach(2)	63	I	2018	2020
(1)	Age as of the Record Date.
(2)	Member of Trust and Compliance Committee. Mr. Axelrod is chair of this committee.
(3)	Member of Audit Committee. Mr. Negrotti is chair of this committee.
(4)	Member of Compensation, Nominating and Governance Committee. Mr. Miller is chair of this committee.

Our Board has concluded that all of our directors other than Andrew M. Axelrod and Joseph M. Redling, and all of the members of our Audit Committee and our Compensation, Nominating and Governance Committee, are independent within the meaning of the NYSE listing standards.  A brief biography for each director, other than the nominees for election, is set forth below:

Andrew Axelrod was appointed to and named Chairman of the Board in June 2019. Mr. Axelrod founded Axar Capital Management LP, an investment management firm, in April 2015 and serves as its Managing Partner and Portfolio Manager. He has been the Chief Executive Officer and Executive Chairman of the board of directors of Axar Acquisition Corp. since October 2016. Before founding Axar Capital Management, Mr. Axelrod worked at Mount Kellett Capital Management LP, a private equity investment firm, from 2009 to 2014. At Mount Kellett Capital Management, he was promoted to Co-Head of North America Investments in 2011 and became a Partner in 2013. Prior to joining Mount Kellett Capital Management, Mr. Axelrod worked at Kohlberg Kravis Roberts & Co. L.P. from 2007 to 2008 and The Goldman Sachs Group, Inc. from 2005 to 2006. Mr. Axelrod has served as chairman of the board of directors of Terra Capital Partners since February 2018. Mr. Axelrod graduated magna cum laude with a B.S. in Economics from Duke University. Mr. Axelrod’s leadership of the Company’s largest common shareholder and his extensive experience in financing, investments and restructurings provides critical skills to the Board as the we continue to implement our turnaround plan.

Robert B. Hellman, Jr. was appointed to the Board in April 2004. Mr. Hellman co-founded American Infrastructure Funds ("AIM") in 2006 and has been an infrastructure and private real assets investor for over 25 years. He has been an investor and director in a wide variety of industries, including agriculture, building materials, forest products, energy production and distribution, death care, entertainment, health and fitness, and real estate. On behalf of AIM, he currently holds three patents on the application of the design of innovative financial security structures. Mr. Hellman began his private equity career at McCown DeLeeuw in 1987, and previously was a consultant with Bain & Company, where he was one of the founding members of Bain’s Tokyo office. Mr. Hellman serves on the board of a number of private companies. He is also a member of the Board of the Stanford Institute for Economic Policy Research and President of Stanford’s DAPER Investment Fund. He received an M.B.A. from the Harvard Business School with Baker Scholar honors, an M.S. in economics from the London School of

Economics, and a B.A. in economics from Stanford University. Mr. Hellman brings to the Board extensive investment management and capital raising experience, combined with excellent leadership and strategic skills.

David Miller was appointed to the Board in June 2019. Mr. Miller has served as the Chairman of the board of JG Wentworth since February 2018. Mr. Miller served as a Senior Advisor to the Blackstone Tactical Opportunities Fund from March 2015 until February 2018. Prior to Blackstone, Mr. Miller served as Chief Executive Officer and Chairman of JGWPT Inc., the holding company for J.G. Wentworth. Prior to JGWPT, Mr. Miller was Executive Vice President at ACE, responsible for ACE’s International Accident and Health Insurance business. Prior to ACE, Mr. Miller was President and Chief Executive Officer of Kemper Auto and Home Insurance. Prior to Kemper, Mr. Miller was Chief Operating Officer of Providian Direct Insurance. Mr. Miller has served as a director of Ellington Residential Mortgage (NYSE: EARN) since 2013, as a director of Lombard International Assurance since July 2015 and as a director of J.G. Wentworth since January 2018. Mr. Miller has a BSEE in electrical engineering from Duke University and a MBA in Finance from The Wharton School of the University of Pennsylvania. Mr. Miller’s extensive experience as a senior executive will provide the board of directors with additional expertise in corporate leadership and governance.

Stephen J. Negrotti was appointed to the Board in April 2018. Mr. Negrotti was most recently President and CEO of Turner Investments Inc. (“Turner”), an investment manager, from April 2014 until October 2015. He also served as a member of the board of directors and President of the Turner Family of Mutual Funds during that time. Mr. Negrotti has been self-employed as an independent certified public accountant and a consultant since October 2015 and was also employed in that capacity from January 2012 until joining Turner. Mr. Negrotti has over 40 years of finance and administration experience. He joined Ernst & Young in Philadelphia in 1976 and was a Partner at Ernst & Young LLP from 1986 through 2011, coordinating services to financial industry clients and acting as an advisor in Ernst & Young’s Global Private Equity practice in New York. Mr. Negrotti holds an M.B.A in Finance from Drexel University and a Bachelor’s degree in Accounting from The Pennsylvania State University. Mr. Negrotti brings to the Board significant experience in financial oversight and accounting matters.

Joseph M. Redling has served as our President and Chief Executive Officer since July 18, 2018. Prior to his appointment, Mr. Redling served as the Chief Operating Officer of Vonage Holdings. Inc., a billion-dollar communications company, where he managed the day to day operations of the company’s consumer and B2B businesses. Prior to the Chief Operating Officer position, he was President of Consumer Services for Vonage overseeing its large consumer business unit. Prior to that, Mr. Redling was President and Chief Executive Officer of Nutrisystem, Inc., a leader in the weight-loss industry. His experience also includes over a decade with Time Warner and AOL where he held a number of senior executive level roles including Chief Marketing Officer, President of Paid Services and Customer Management, President of the AOL Access Business and CEO of AOL International.

The following table provides information concerning our executive officers:

Name	Age(1)	Position with the Company
Joseph M. Redling	61	President, Chief Executive Officer and Director
Jeffrey DiGiovanni	43	Senior Vice President and Chief Financial Officer
Austin K. So	47	Senior Vice President, Chief Legal Officer and Secretary
Tom Connolly	54	Senior Vice President of Business Planning and Operations

(1)Age as of the Record Date.

A brief biography for each of our executive officers who do not also serve on the Board is set forth below:

Jeffrey DiGiovanni was appointed our Chief Financial Officer in September 2019 and had previously served as our Chief Accounting Officer since September 2018. From January 2012 until joining the Company in September 2018 as our Chief Accounting Officer, he was Managing Director at Pine Hill Group, a leading accounting and transaction advisory firm with offices in Philadelphia, New York City and Princeton, New Jersey, where he worked with clients to deliver services including readiness for initial public offerings, financial reporting including reporting to the SEC and technical accounting assistance on complex transactions. He holds a Bachelor of Science degree in Accounting and a Master of Science in Financial Services from Saint Joseph’s University and is a Certified Public Accountant.

Tom Connolly was appointed our Senior Vice President of Business Planning and Operations in September 2019. Prior to joining the Company, he served as Vice President, Business Operations for Brookstone, an omni channel business with mall, airport, ecommerce and wholesale divisions. Previously, Tom worked for Vestis Retail Group (Bob’s Stores, Eastern Mountain Sports and Sport Chalet) and EMS. Tom possesses a broad range of professional competencies, including: finance, strategic planning, analytics, marketing, ecommerce, wholesale, airport retail, merchandise planning, operations, real estate, store operations, organizational design and human resources. He earned a Bachelor of Arts in Political Science from Haverford University.

Austin K. So was appointed as our Senior Vice President, Chief Legal Officer and Secretary in July 2016. Prior to joining the Company, Mr. So was the Division General Counsel and Secretary of Heraeus Incorporated, a global manufacturing conglomerate, from 2012 to 2016. Leading a team of lawyers based in Germany, China and the U.S., Mr. So oversaw litigation, mergers and acquisitions, commercial transactions, government investigations, compliance, export control, trade law and other legal matters. From 2002 to 2012, Mr. So practiced both transactional law and litigation at corporate law firms in New York City. Mr. So received an A.B. from Harvard College and a J.D. from The University of Pennsylvania Law School.

We are a “controlled company” within the meaning of the New York Stock Exchange listing standards. As a controlled company, we are not subject to the requirements under those listing standards that a majority of our directors and all of the members of our Compensation, Nominating and Governance Committee be independent. However, our Corporate Governance Guidelines do require that a majority of our directors, and the charter of our Compensation, Nominating and Governance Committee requires that all of its members, be independent within the meaning of those standards.

We are party to a Nomination and Director Voting Agreement dated as of September 17, 2018 (as amended on February 4, 2019 and June 27, 2019, the “DVA”) with Axar Capital Management, LP, certain funds and managed accounts for which it serves as investment manager and its general partner, Axar GP, LLC (collectively, the “Axar Entities”), GP Holdings and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII” and, collectively with GP Holdings, the “ACII Entities”). Under the DVA, the Axar Entities have the option to designate up to four nominees to our Board (or, if the number of directors is increased, at least three-sevenths of the whole number of directors). Following the refinancing or repayment of our Senior Secured Notes, the number of directors the Axar Entities have the right to nominate is subject to reduction if they or their affiliates (collectively, the “Axar Group”) collectively beneficially own less than 15% of our outstanding common stock. The DVA also provides that, for so long as the ACII Entities and their affiliates (collectively, the “ACII Group”) collectively beneficially own at least 4% of our outstanding common stock, the ACII Entities are entitled to designate one nominee to our Board. The Axar Entities and the ACII Entities also agreed to vote their shares in favor of the election of any such nominees.

Any nominee submitted by the Axar Entities or ACII is subject to the Compensation, Nominating and Governance Committee’s reasonable determination that the nominee (i) is suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE listed companies, (ii) is not prohibited from serving as a director pursuant to any rule or regulation of the SEC or the NYSE and (iii) is not an employee, manager or director of any entity engaged in the death care business. Pursuant to the terms of the DVA, the Axar Entities have designated Messrs. Axelrod, Miller and Goldenberg as nominees and the ACII Entities have designated Mr. Hellman as a nominee.

Our advance notice bylaws require that our stockholders desiring to nominate a candidate for election as a director or propose other business to be considered by the stockholders at our annual meeting must submit a notice to us not later than 90 days prior to the first anniversary of the date on which we mailed our proxy statement to stockholders for our most recent annual meeting of stockholders, subject to certain exceptions, including that any such notice for our first annual meeting of stockholders must be submitted not later than 90 days prior to the date of the meeting or, if the date of such meeting is first publicly announced less than 100 days prior to the meeting, by the close of business on the 10th day after the date of the meeting is first publicly announced. As previously announced, August 10, 2020 was the deadline for receipt of such nomination or proposal.

Any such notice of a nomination of a candidate for election as a director must set forth:

•	all information relating to the proposed nominee as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act ;
•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the previous three years, and any other material relationships, between or among each stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
•

attaching (A) a completed director nominee questionnaire in the form we require (which form the stockholder providing notice shall request from our Secretary and which we shall provide within ten (10) days of such request) and (B) a completed and signed written representation and agreement, in the form we require (which form the stockholder providing notice shall request from our Secretary and which we shall provide within ten (10) days of such request), that the proposed nominee:(i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as one of our directors, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as one of our directors, with the proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as one of our directors that has not been disclosed to us; (iii) would be in compliance, if elected as one of our directors, and will comply with, applicable law, applicable rules of the New York Stock Exchange and all or our applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines; (iv) will tender, promptly following such proposed nominee’s election or reelection, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for re-election at the next meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board, in accordance with the Board of Director’s policies or guidelines on Director elections and (v) intends to serve a full term if elected as one of our directors.

Any such notice of any other business that the stockholder proposes to bring before the meeting must set forth:

•	a brief description of the business desired to be brought before the meeting;
•	the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment).

In addition, any such notice of either a director nomination or proposal to bring other business before the meeting must include the following information as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made;
•	the class and number of shares of our common stock that are owned beneficially and held of record by such stockholder and such beneficial owner;
•	the investment strategy or objective, if any, of such stockholder and certain specified associates who are not individuals;
•

the disclosure of any short positions or other derivative positions relating to the shares of our common stock held by such stockholder and such beneficial owner, such information to include, and be updated to reflect any material change in, such positions from the period beginning six (6) months prior to the nomination through the time of the annual meeting;

•	a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any of our securities;

•

a representation that such stockholder is a holder of record of our stock entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•

a representation as to whether such stockholder or beneficial owner intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of our outstanding stock required to approve or adopt the proposal or to elect each such nominee; and

•

a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable).

Board Meetings and Executive Sessions, Communications with Directors and Board Committees

In fiscal year 2019, the Board held ten meetings. Each director then in office attended at least 75% of these meetings and the meetings of the committees of the Board on which such director served, either in person or by teleconference.

The Board holds regular executive sessions, in which non-management board members meet without any members of management present. Mr. Axelrod, Chairman of the Board, presides at regular sessions of the non-management members of the Board. In addition, our independent directors, excluding any non-management directors who are not independent, also meet at least annually.

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of the Board, the Chairman of the Board, the Lead Independent Director, if one has been appointed, or any other director in particular to:

StoneMor Inc.
3600 Horizon Boulevard
Trevose, Pennsylvania 19053

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Our Senior Vice President and Chief Legal Officer will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to one of our executive officers, then our Senior Vice President and Chief Legal Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

The Board has an Audit Committee, a Trust and Compliance Committee and a Compensation, Nominating and Governance Committee (the “Compensation Committee”). The Board appoints the members of such committees. The members of the committees and a brief description of the functions performed by each committee are set forth below.

Audit Committee

The current members of the Audit Committee are Messrs. Goldenberg, Miller and Negrotti (Chair). The primary responsibilities of the Audit Committee are to assist the Board in its general oversight of our financial reporting, internal controls and audit functions, and it is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee’s charter is posted on our website at www.stonemor.com under the “Corporate Governance” section of our “Investors” webpage. Information on our website does not constitute a part of this Proxy Statement.

All current committee members qualify as "independent" under applicable standards established by the SEC and the NYSE for members of audit committees. In addition, Mr. Negrotti has been determined by the Board to meet the qualifications of an "audit committee financial expert", having the necessary accounting or related financial management expertise, in accordance with the standards established by the SEC and NYSE. The "audit committee financial expert" designation is a disclosure requirement of the SEC related to Mr. Negrotti's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on Mr. Negrotti as a member of the Audit Committee and the Board, and it does not affect the duties, obligations or liabilities of any other member of the Board.

Trust and Compliance Committee

The current members of the Trust and Compliance Committee are Messrs. Axelrod (Chair) and Redling and Ms. Wellenbach. The primary responsibilities of the Trust and Compliance Committee are to assist the Board in fulfilling its responsibility in the oversight management of merchandise trusts and perpetual care trusts (collectively, the "Trusts") and to review and recommend an investment policy for the Trusts, including (i) asset allocation, (ii) acceptable risk levels, (iii) total return or income objectives, (iv) investment guidelines relating to eligible investments, diversification and concentration restrictions and (v) performance objectives for specific managers or other investments. The Trust and Compliance Committee also oversees matters of non-financial compliance, including our overall compliance with applicable legal and regulatory requirements.

Compensation, Nominating and Governance Committee

The current members of the Compensation Committee are Messrs. Goldenberg, Hellman and Miller (Chair). The primary responsibilities of the Compensation Committee are to oversee compensation decisions for our non-management directors and executive, as well as our long-term incentive plan and to select and recommend nominees for election to the Board.  The Compensation Committee’s charter is posted on our website at www.stonemor.com under the “Corporate Governance” section of our “Investors” webpage. Information on our website does not constitute a part of this Proxy Statement.

Our Compensation Committee, consisting solely of independent directors as defined by the listing requirements of the New York Stock Exchange (“NYSE”), is responsible for reviewing with our Board, on at least an annual basis, the requisite skills and characteristics of potential nominees for election as directors. This assessment includes nominees’ qualification as independent, as well as consideration of individual director performance, expertise, experience, qualifications, attributes, skills and willingness to serve actively. Nominees for directorship are selected by our Compensation Committee and approved by our Board in accordance with such policies and principles as our Board may promulgate after considering the recommendation of our Compensation Committee.

Our Compensation Committee assists the Board by identifying individuals qualified to serve as directors, and to select, or recommend that the Board select, the director nominees for election or appointment (including any such nominees to fill any vacancy on the Board). In the event that a vacancy on the Board arises, either as a result of an increase in the size of the Board or as a result of the departure of a director, the Compensation Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Compensation Committee solicits recommendations from existing directors and senior management. These recommendations shall be considered by the Compensation Committee along with any recommendations that have been received from stockholders as discussed below. The Compensation Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Compensation Committee will consider and review the candidate’s relevant skills, qualifications and experience; independence; business judgment; service on boards of directors of other companies; personal and professional integrity, including commitment to the Company’s core values; openness and ability to work as part of a team; willingness to commit the required time to serve as a Board member; and familiarity with the Company and its industry.

The Compensation Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures described in this proxy statement under “Other Information – Stockholder Proposals for Next Annual Meeting” and beginning on page 13 of this proxy statement.

Board Leadership Structure and Role in Risk Oversight

Our Board has no formal policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Currently, these offices are separate, and each role is held by a different individual. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer and during times of transition.

Our Board oversees risk management in a number of ways. Our Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, our Compensation Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees. Our full Board considers various risk-related items periodically, including risks related to services, products and employees, as well as the impact on us of public health issues such as the coronavirus (COVID-19). Our Board also considers our efforts to manage such risks through safety measures, insurance or self-insurance.

Corporate Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees, including our principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. If any amendments are made to the Code of Business

Conduct and Ethics or if we grant any waiver, including any implicit waiver, from a provision of the code to any of our financial managers, we will disclose the nature of such amendment or waiver on our website (www.stonemor.com) or in a current report on Form 8-K. We have also adopted Corporate Governance Guidelines which, together with the Code of Business Conduct and Ethics and our bylaws, constitute the framework for our corporate governance.

Under our Corporate Governance Guidelines, our directors are encouraged to attend our annual meetings of stockholders.  The Annual Meeting will be our first such annual meeting of stockholders.

The Code of Business Conduct and Ethics and the Corporate Governance Guidelines are publicly available on our website at www.stonemor.com under the “Corporate Governance” section of our “Investors” webpage. Information on our website does not constitute a part of this Proxy Statement.

Delinquent Section 16(a) Reports

Per the Securities and Exchange Act (as amended, the “Exchange Act”), Section 16(a) (“Section 16(a)”), directors, executive officers and beneficial owners of more than 10% of common units, if any, are required to file reports of ownership and reports of changes in ownership with the SEC. Our directors of the Board, executive officers and beneficial owners of more than 10% of our common shares are also required to furnish us with copies of all such reports that are filed. Based solely on our review of copies of such forms and amendments and on written representations from Section 16(a) reporting individuals, we believe that all of the directors of our Board, executive officers and beneficial owners of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a) during the year ended December 31, 2019, except that:

•

One Form 4 was not timely filed for each of Martin R. Lautman, Stephen J. Negrotti, Leo J. Pound, Fenton R. Talbott and Patricia D. Wellenbach to report one award of restricted phantom units in connection with the March 2019 board meeting;

•

One Form 4 was not timely filed for each of Joseph M. Redling, Garry P. Herdler, Jeffrey DiGiovanni, Austin K. So and James Steven Ford to report one deemed sale of units to the Partnership on August 1, 2019 in connection with the withholding of units in satisfaction of the reporting person’s tax withholding obligations; and

•

Two additional Forms 4 were not timely filed by Messrs. Redling and So and four additional Forms 4 were not timely filed by Mr. Ford to report a corresponding number of deemed sales of units to the Partnership in connection with the withholding of units in satisfaction of the reporting person’s tax withholding obligations.

RELATED PARTY TRANSACTIONS

As set forth in the Audit Committee charter, it is our policy that we will not enter into any transaction that would need to be disclosed as a related party transaction unless the Audit Committee or another independent body of the Board first reviewed and approved the transaction.

As of the Record Date, Axar beneficially owned 61.8% of our outstanding common stock, which constitutes a majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of NYSE corporate governance standards. For discussion on certain risks and uncertainties attributable to us being a controlled company, see Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019.

On February 4, 2019, we entered into the Eighth Amendment and Wavier to Credit Agreement with, among other parties, certain funds affiliated with Axar Capital Management, LP (collectively, the “Axar Lenders”) pursuant to which, among other things, the Axar Lenders agreed to provide an up to $35.0 million bridge financing in the form of a Tranche B Revolving Credit Facility (the “Tranche B Facility”). Borrowings under the financing arrangement including the Tranche B Facility were collateralized by a perfected first priority security interest in substantially all assets of the Company and the other borrowers thereunder held for the benefit of the existing Tranche A Revolving Lenders and bore interest at a fixed rate of 8.0%. Borrowings under the Tranche B Facility on original date thereof were subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount, and the Partnership paid additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement. As of the date of the transaction, funds and/or managed accounts for which Axar Capital Management, LP served as investment manager (collectively, the “Axar Vehicles”) beneficially owned approximately 19.5% of the Partnership’s outstanding common units. The highest outstanding principal amount under the Tranche B Facility during 2019 was $35.0 million, all of which was repaid, together with interest, including the original issue discount, in the amount of $2.2 million, in connection with the Recapitalization Transactions, as defined below.

On June 27, 2019, the Axar Vehicles, David Miller and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Company entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement” and the transactions contemplated thereby, the “Preferred Offering”) pursuant to which we sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) at a purchase price of $1.1040 per Preferred Unit, reflecting an 8% discount to the liquidation preference of each preferred unit, for an aggregate purchase price of $57.5 million. The Axar Vehicles purchased an aggregate of 39,764,492 Preferred Units for an aggregate purchase price of $43.9 million and David Miller purchased an aggregate of 996,377 Preferred Units for an aggregate purchase price of $1.1 million. Immediately prior to consummation of the Preferred Offering, Andrew M. Axelrod, the sole member of Axar GP, LLC, the general partner of Axar Capital Management, LP, and Mr. Miller were appointed to the Board.

On June 27, 2019, we also consummated a private placement of $385.0 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 to certain financial institutions (collectively with the Preferred Offering, the “Recapitalization Transactions”) pursuant to the terms of an indenture dated June 27, 2019 by and among the Company, Cornerstone Family Services of West Virginia Subsidiary, Inc. (collectively with the Company, the “Issuers”), certain direct and indirect subsidiaries of the Company (as guarantors), the initial purchasers party thereto and Wilmington Trust, National Association, as trustee. A portion of the net proceeds of the Recapitalization Transactions were used to repay the outstanding principal balance of and accrued and unpaid interest on the Tranche B Facility with the Axar Lenders.

On October 25, 2019, we completed a $40.2 million rights offering of common units representing limited partnership interests in the Company (“Common Units”) to all holders of Common Units (other than the Purchasers, American Infrastructure Funds LP and their respective affiliates). The offering entitled each unitholder to one non-transferable subscription right for each common unit held by the unitholder on the record date for the offering. Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a purchase price of $1.20 per Common Unit. In accordance with the terms of the Preferred Units as set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019, the gross proceeds from the Rights Offering were used to redeem an aggregate of 3,039,380 Preferred Units at a redemption price of $1.20 per Preferred Unit, including (i) 1,921,135 Preferred Units redeemed from the Axar Vehicles for an aggregate redemption price of $2,305,362 and (ii) 90,432 Preferred Units redeemed from the David Miller for an aggregate redemption price of $108,518. In addition, Messrs. Redling and Negrotti participated and acquired 422,341 and 7,519 common units, respectively, in the Rights Offering.

In December 2019, we purchased a $30 million participation in a $70 million new debt facility issued by Payless Holdings LLC (“Payless”). Funds and accounts affiliated with Axar also invested $20 million in this facility. The investment was initially proposed by our Chairman of the Board, Mr. Axelrod and subsequently approved by the Board. The Axar funds controlled by Mr. Axelrod own approximately 30% of the equity of Payless, and Mr. Axelrod serves on Payless’ board of directors. Our investment in Payless represents approximately 4% of the total fair market value of all of our trusts as of December, 31, 2019.

On April 1, 2020, we entered into a letter agreement (the “Axar Commitment”) with Axar pursuant to which Axar committed to (a) purchase shares of our Series A Preferred Stock with an aggregate purchase price of $8.8 million on April 3, 2020, (b) exercise its basic rights in the rights offering by tendering the shares of Series A Preferred Stock so purchased for shares of our common stock, $0.01 par value per share and (c) purchase any shares offered in the rights offering for which other stockholders do not exercise their rights, up to a maximum of an additional $8.2 million of such shares. We did not pay Axar any commitment, backstop or other fees in connection with the Axar Commitment.

On April 3, 2020, as contemplated by the Axar Commitment, we and Axar CL SPV LLC, Star V Partners LLC and Blackwell Partners LLC –Series E (the “2020 Purchasers”) entered into a Series A Preferred Stock Purchase Agreement (the “2020 Preferred Purchase Agreement”) pursuant to which we sold 176 shares of our Series A Preferred Stock, par value $0.01 per share, for a cash price of $50,000 per share, an aggregate of $8.8 million. The 2020 Purchasers are funds or accounts managed by Axar.

 On May 27, 2020, the Company entered into a Common Stock Purchase Agreement with Axar and in June 2020 sold an aggregate of 23,287,672 shares of its Common Stock to Axar at a price of $0.73 per share, an aggregate of $17.0 million. Because our common stock had been trading at a price less than the $0.73 subscription price for the rights offering described above, our Board determined and Axar agreed in the Common Stock Purchase Agreement to amend the Axar Commitment to provide for a direct purchase of the 23,287,672 shares of common stock and avoid the expense of proceeding with the rights offering while obtaining the same per share and aggregate purchase price contemplated by the Axar Commitment.

Omnibus Agreement

On September 20, 2004, we entered into an omnibus agreement (the "Omnibus Agreement") with McCown De Leeuw, a private equity investment firm and a founder of Cornerstone, CFS, CFSI and StoneMor Operating LLC.

Under the Omnibus Agreement, as long as the general partner of the Partnership is an affiliate of McCown De Leeuw, McCown De Leeuw will agree, and will cause its controlled affiliates to agree, not to engage, either directly or indirectly, in the business of owning and operating cemeteries and funeral homes (including the sales of cemetery and funeral home products and services) in the U.S. On November 30, 2010, MDC IV Liquidating Trusts became successors to McCown De Leeuw, and McCown De Leeuw was subsequently terminated. The MDC IV Liquidating Trusts assumed and agreed to be bound by and perform all of the obligations and duties of McCown De Leeuw under the Omnibus Agreement.

The Omnibus Agreement may not be further amended without the prior approval of the Audit Committee if we determine that the proposed amendment will adversely affect holders of our common stock. Any further action, notice, consent, approval or waiver permitted or required to be taken or given by us under the indemnification provisions of the Omnibus Agreement as amended must be taken or given by the Audit Committee.

Matters Pertaining to Former President and Chief Executive Officer

On October 12, 2018, a former President and Chief Executive Officer of the Company, Lawrence Miller, and the Company entered into a letter agreement (the “Agreement”) that resolved the number of units that vested upon Mr. Miller’s retirement as the Company’s President and Chief Executive Officer in May 2017 pursuant to awards made under the incentive plan. The parties agreed that a total of 22,644 time-based units and 63,836 performance-based units vested under such awards in accordance with the terms of the Separation Agreement dated March 27, 2017 between Mr. Miller and the Company (the “Separation Agreement”). The parties also agreed that a total of $340,751.40 will be paid to Mr. Miller pursuant to distribution equivalent rights with respect to those units.

In connection with entering into the Agreement, Mr. Miller resigned as a director of the Board. The Company paid Mr. Miller his distribution equivalent rights in October 2018 and issued the vested units in February 2019, after it had filed all reports it was required to file under the Securities Exchange Act of 1934, as amended. The Agreement also included a customary release by Mr. Miller of any further claims with respect to the incentive plan, including the referenced awards, and any right to appoint a “Founder Director” under the terms of the Company’s Second Amended and Restated Limited Liability Company Agreement, as amended. During 2018 and 2019, Mr. Miller received $528,000 and $467,000, respectively as additional cash severance pursuant to the terms of the Separation Agreement.

Parents of Smaller Reporting Companies

As a smaller reporting company, we are required to list all “parents” of the Company showing the basis of control and, as to each such parent, the percentage of voting securities owned or other basis of control by its immediate parent. For this purpose, a “parent” is an affiliate that, directly or indirectly through one or more intermediaries, controls an entity. The only person that we believe is or may be deemed to be a “parent” of the Company is Axar Capital Management, LP based on (i) its ownership of 49,517,272, or approximately 52.4%, of our outstanding common stock and (ii) the fact that Andrew M. Axelrod, the Chairman of our Board, is the sole member of the general partner of Axar Capital Management, LP.

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

Grant Thornton LLP served as our independent registered public accounting firm and conducted the audit of our consolidated financial statements for each of the fiscal years ended December 31, 2018 and 2019. The audit committee of our Board, referred to as the “audit committee,” has approved the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2020. You are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

A representative of Grant Thornton LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by applicable law or other governing documents. Nonetheless, the audit committee is submitting the appointment of Grant Thornton LLP to the stockholders as a matter of good practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Grant Thornton LLP; provided, however, the audit committee retains the right to continue to engage Grant Thornton LLP. Even if the appointment is ratified, the audit committee may, in its discretion, direct the engagement of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements for fiscal years ended December 31, 2018 and 2019 and the aggregate fees paid or accrued for audit-related services and all other services rendered by Grant Thornton LLP for fiscal years ended December 31, 2018 and 2019.

	Year Ended December 31,
	2019	2018
Audit fees	$ 2,089,765	$ 2,299,550
Audit-related fees	4,613	-
Tax fees	-	84,250
	$ 2,094,378	$ 2,383,800

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the Securities and Exchange Commission, referred to as the “SEC,” such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes fees for services related to workpaper access review.

The category of “Tax fees” includes fees for the consultation and preparation of federal, state, and local tax returns, as well as consultation on tax compliance matters.

All above audit services, audit-related services and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

Change in Accountants

On November 29, 2018, the audit committee of our Board approved the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately. On the same day, the audit committee dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, effective immediately.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through November 29, 2018, there were no (a) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit report on the consolidated financial statements for such years, or (b) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except as described in the following paragraph.

The audit reports of Deloitte on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except which audit report for the fiscal year ended December 31, 2016 included an explanatory paragraph relating to the restatement of the 2015 and 2014 consolidated financial statements. The audit reports of Deloitte on the effectiveness of our internal control over financial reporting as of December 31, 2016 and 2017 were not qualified or modified as to uncertainty, audit scope or accounting principles but did express an adverse opinion on our internal control over financial reporting because of material weaknesses in internal control over financial reporting as of December 31, 2016 and 2017. As disclosed in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2016 and 2017, we and Deloitte each concluded that our internal control over financial reporting was not effective as of December 31, 2016 and 2017 due to the existence of material weaknesses in our internal control over financial reporting related to (a) control environment, control activities and monitoring, (b) establishment and review of certain accounting policies, (c) reconciliation of certain general ledger accounts to supporting details, (d) accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts and (e) review of financial statement disclosures.

The audit committee discussed with Deloitte its conclusions regarding our failure to maintain effective internal controls over financial reporting as of December 31, 2016 and 2017. We authorized Deloitte to respond fully to the inquiries of Grant Thornton concerning such failures.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF OUR AUDIT COMMITTEE

Our Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board. The current members of the Audit Committee are Messrs. Goldenberg, Miller and Negrotti. All current committee members qualify as "independent" under applicable standards established by the SEC and the NYSE for members of audit committees.

Management is responsible for our financial reporting process, including the preparation of our consolidated financial statements in accordance with U.S. generally accepted accounting principles, maintaining effective internal control over financial reporting, and our assessment of effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. Our Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its oversight of our financial statements, our Audit Committee reviewed and discussed both with management and the independent registered public accounting firm our quarterly and audited annual financial statements, including a review of our Annual Report on Form 10-K. Our Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by our independent registered public accounting firm. Our Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Our Audit Committee has also received the written disclosures from Grant Thornton LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, and our Audit Committee has discussed the independence of Grant Thornton LLP with that firm. Our Audit Committee has implemented a procedure to monitor the independence of our independent registered public accounting firm.

Based upon our Audit Committee’s discussion with management and Grant Thornton LLP and the report of Grant Thornton LLP to our Audit Committee, our Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC.

AUDIT COMMITTEE

Stephen J. Negrotti, Chairman

Spencer E. Goldenberg

David Miller

PROPOSAL THREE – APPROVAL OF STONEMOR AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN, AS AMENDED

Reasons for the Board’s Recommendation to Vote “FOR” the Approval of the Incentive Plan

We are asking stockholders to approve the Amended and Restated StoneMor Inc. 2019 Long-Term Incentive Plan, as amended, which we refer to as the “incentive plan.”

The Board, on behalf of the general partner of StoneMor Partners L.P., originally approved the incentive plan effective March 27, 2019 and an amendment thereto on December 18, 2019 that increased to 8,500,000 the number of units authorized for issuance under the incentive plan. On December 31, 2019, the Board approved the assumption of the incentive plan and all outstanding awards thereunder by the Company. On May 5, 2020, the Board approved the second amendment to the incentive plan, which increased the number of shares of common stock reserved for delivery under the incentive plan by 1,375,000 shares, provided that such additional shares may not be delivered pursuant to awards under the incentive plan unless and until the increase is approved by the stockholders of the Company.

The board recommends a vote in favor of the approval of the incentive plan because of the critical role that share-based awards play in encouraging superior performance. We also believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees and directors. The ability to provide equity-based awards under the incentive plan is a critical component to achieving this success.  We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers, other employees, and directors.

If our stockholders do not approve the incentive plan at the annual meeting, we will be unable to grant additional share-based awards or settle share-based awards that have previously been granted or may hereafter be granted subject to stockholder approval, and we may be compelled to significantly increase the cash component of our director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

Our common shares are traded on the NYSE.  We are asking for your approval of the incentive plan to comply with the NYSE listing standards requiring stockholder approval of equity compensation plan pursuant to which common shares may be acquired by officers, other employees, directors, or consultants. On September 14, 2020, the last reported sale price of our common shares on the NYSE was $0.86 per common share.

Summary of the Incentive Plan

The following is a summary description of the incentive plan. The statements made in this proxy statement with respect to the incentive plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the incentive plan, a copy of which is set forth as Appendix A to this proxy statement.

Purpose

The incentive plan is intended to promote the interests of our company and affiliates by providing to employees, consultants and directors incentive compensation awards to encourage superior performance. The incentive plan is also contemplated to enhance our ability and the ability of our general partner and its affiliates to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business.

Administration

The incentive plan is administered by the Compensation Committee. The Compensation Committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common shares to be covered by awards; (iv) determine the terms and conditions of any award, including, without limitation, provisions relating to acceleration of vesting or waiver of forfeiture restrictions; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the incentive plan and any instrument or agreement relating to an award made under the incentive plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it deems appropriate for the proper administration of the incentive plan; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the incentive plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the incentive plan or an award agreement, as the committee deems necessary or appropriate.

Incentive Plan Benefits and Interests of Directors and Executive Officers in the Incentive Plan

The incentive plan permits the grant of awards to directors, employees and consultants (“Eligible Persons”). Accordingly, the members of the Board and our executive officers have a substantial interest in the approval of the incentive plan. As of the record date, approximately 1,750 employees, including four executive officers, as well as seven directors who are not executive officers, were eligible to receive awards; however, additional participants may be added as is necessary or appropriate based upon our size and structure.

Generally, the granting of awards under the incentive plan is at the discretion of our Compensation Committee or the person to whom its duties are delegated; therefore, except as set forth below, we cannot currently determine which directors, employees or consultants may receive awards under the incentive plan in the future or the amount of the awards.

Under the incentive plan, as part of their director compensation, some of our directors have elected to receive phantom units, which include distribution equivalent rights, referred to as “DERs.”  DERs are credited to a participant’s deferred compensation account in the form of additional phantom units.  We expect that these awards will continue in the future under the incentive plan, however, we cannot currently determine the number of such awards because the number of phantom units and DERs to be awarded to a participant will depend on the market price of our common shares.

The following table sets forth outstanding awards that have been granted under the incentive plan to the persons indicated:

Name and Position	Dollar Value of Shares Granted(1)	Number of Shares Granted
Joseph M. Redling, President, Chief Executive Officer and Director	$ 2,312,173	2,875,000
Jeffrey DiGiovanni, Senior Vice President and Chief Financial Officer	154,291	450,000
Austin K. So, Senior Vice President, Chief Legal Officer and Secretary	154,291	450,000
All executive officers as a group	4,230,046	4,600,000
All non-executive directors as a group	110,000	126,252
All non-executive employees as a group	488,588	1,425,000
(1)

Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.  See Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of assumptions made determining grant date fair value.

Limitation on the Number of Common Shares Issuable Under the Incentive Plan

Subject to adjustments due to recapitalization or reorganization, the maximum aggregate number of common shares which may be issued pursuant to all awards under the incentive plan is 9,875,000 common shares, of which an aggregate of 1,542,254 shares have been issued under the incentive plan and an aggregate of 5,918,091 shares are subject to outstanding awards under the incentive plan.  Common shares withheld from an award or surrendered by a recipient to satisfy certain tax withholding obligations or in connection with the payment of an exercise price with respect to an award shall not be considered to be common shares delivered under the incentive plan.  If any award is forfeited, canceled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of common shares pursuant to the award, the common shares subject to such award will be again available for awards under the incentive plan.

Types of Awards

Awards under the incentive plan may be in the form of: (i) incentive stock options qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Incentive Options”), (ii) options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock”), which may include tandem stock dividend rights (“SDRs”), (v) phantom stock (“Phantom Stock”), (vi) stock awards (“Stock Awards”), (vii) cash awards (“Cash Awards”), (viii) other stock-based awards (“Other Stock-Based Awards”), (ix) dividend equivalent rights, to be granted alone or in tandem with other Awards (other than Restricted Stock or Stock Awards) (“DERs”), (x) substitute awards (“Substitute Awards”), or (xi) performance-based awards (“Performance Awards”) (collectively referred to as “Awards”).  Awards under the incentive plan may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the incentive plan. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the other award.  If an award is granted in substitution or exchange for another award, the Compensation Committee shall require the recipient to surrender the original award in consideration for the grant of the new award.  Awards under the incentive plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our general partner, our company, or any affiliates, in which the value of common units subject to the award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying common units minus the value of the cash compensation surrendered.

Options.  Under the incentive plan, the Committee may grant Options to Eligible Persons, including (i) Incentive Options and (ii) Nonstatutory Options.  The exercise price of each Option granted under the incentive plan will be stated in the Option agreement and may vary; provided, however, that, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant of the Option (or in the case of an Incentive Option granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or any affiliate, 110% of the fair market value per share of Common Stock as of the date of grant).  Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or in the case of an Incentive Option granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its affiliate, for a period of no more than five years following the date of grant).  Incentive Options will not be granted more than ten years after the earlier of the adoption of the incentive plan or the approval of the incentive plan by the stockholders of the Company.  Any Incentive Option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such.  The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in shares of Common Stock, other Awards, net settlement, broker assisted exercise or other property) and the methods and forms in which shares of Common Stock will be delivered to a participant.

SARs. An SAR is the right to receive, in cash or in shares of Common Stock, as determined by the Committee, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR.  If an SAR is designed to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A), it may be granted only to Eligible Persons that are also employees, consultants or directors performing services directly for the Company or an entity in a chain of entities that has a “controlling interest” in another entity or chain of entities, beginning with the Company and ending with the entity for which the individual provides services. SARs that are designed to be otherwise exempt from Section 409A of the Code and its regulations may be granted to any Eligible Person. The Committee will determine the time or times at which an SAR may be exercised in whole or in part. The grant price of an SAR granted under the incentive plan will be stated in the SAR agreement and may vary; provided, however, that all SARs shall have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date of grant unless the SAR is a Substitute Award.

Restricted Stock. An Award of Restricted Stock is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion. The Committee has the authority to determine to whom Restricted Stock will be granted, the number of shares of Restricted Stock to be granted to each participant, the duration of any restrictions, the conditions under which the Restricted Stock will become vested or forfeited (including any events that would provide for accelerated vesting) and any other terms and conditions the Committee may establish with respect to Awards. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Restricted Stock may also provide the participant with an SDR with respect to the Restricted Stock, which may be subject to the same forfeiture and other restrictions as the Restricted Stock, as determined by the Committee. If restricted, SDRs will be held, without interest, until the related Restricted Stock vests or is forfeited, with the SDR being paid or forfeited at the same time, as the case may be. Absent a restriction on the SDRs in the Award agreement, SDRs will be paid to the holder of the Restricted Stock at the same time as cash dividends are paid by the Company to its stockholders.

Phantom Stock. A share of Phantom Stock is a notional share of Common Stock that entitles the participant to receive, no later than the 15th calendar day following vesting, a share of Common Stock or an amount of cash equal to the fair market value of a share of Common Stock, as determined by the Committee in its discretion. The Committee has the authority to determine the Eligible Person(s) to whom

Phantom Stock will be granted, if any, the number of shares of Phantom Stock to be granted to each participant and any other terms and conditions that the Committee may establish, including with respect to vesting or forfeiture.

Stock Awards. Stock Awards are grants of shares of Common Stock that are not subject to a restricted period and are not subject to an exercise price or settlement features. The Committee may grant Stock Awards to any Eligible Person in such amounts as the Committee, in its sole discretion, may select.

Other Stock-Based Awards and Cash Awards. The Committee may grant Other Stock-Based Awards, which are Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified affiliates of the Company. The Committee shall determine the terms and conditions of any such Other Stock-Based Award. Cash Awards may also be granted under the incentive plan as an element of or a supplement to any other Award or independent of any other Award.

DERs. A DER is a dividend equivalent right, granted alone or in tandem with a specific Award (other than Restricted Stock or a Stock Award), to receive with respect to each share of Common Stock subject to the Award an amount in cash equal to the cash dividends paid by the Company with respect to a share of Common Stock during the period such Award is outstanding. The DER may be paid directly to the participant, be credited to a bookkeeping account subject to the same vesting restrictions as the tandem Award, if any, or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. Absent a contrary provision in the Award agreement, DERs will be paid to the participant at the same time as cash dividends are paid by the Company to its stockholders.

Performance Awards. The grant, exercise or settlement of an Award may be conditioned on the satisfaction of certain performance criteria. The Committee shall determine the terms of any performance conditions attached to an Award, and the performance period for which those conditions will apply. Performance conditions may include, but are not limited to, the following: (A) earnings per share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per share, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, (S) total stockholder return, (T) debt reduction, (U) market share, (V) change in the fair market value of the Common Stock, (W) operating income and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  Performance goals may differ for performance awards granted to any one participant or to different participants. Performance goals shall be established by the Committee not later than 90 days after the beginning of any performance period applicable to such Award.

Substitute Awards. Substitute Awards may be granted in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition by the Company or its affiliate of another entity or the assets of another entity. Awards may also be granted in substitution for any other Award granted under the incentive plan or any award granted under any other plan of the Company or any of its affiliates. If an Award is granted in substitution for another Award, the

Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

Amendment

Subject to the NYSE listing standards, our Board or the Compensation Committee has the right to amend, alter, suspend, discontinue or terminate the incentive plan in any manner, including increasing the number of common shares available for awards under the incentive plan. The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter any award granted without the participants’ consent, so long as the change in the award will not materially reduce the benefit to the participant. In addition, the terms and conditions of the awards may be adjusted in recognition of the subdivision or consolidation of common units, recapitalizations, or change in control, and other events affecting our capitalization, by the Compensation Committee in its discretion.

Term and Termination

The incentive plan became effective on the date of its approval by the Board as of March 27, 2019. The incentive plan will continue in effect until the earliest of (i) the date terminated by the Board; (ii) the date that all common shares available under the incentive plan have been delivered to participants; or (iii) the tenth anniversary of the approval of the incentive plan by the Board. The authority of the Board or the Compensation Committee to amend or terminate any award granted prior to such termination, as well as the awards themselves, will extend beyond such termination date.

Other Provisions

Source of Award. Common shares delivered in connection with an award may be newly issued shares, common shares acquired by us in the open market from any affiliate or any other person, or any combination of the foregoing.

Tax Withholding. Unless other arrangements have been made that are acceptable to the Compensation Committee, the Company is authorized to deduct, withhold or cause to be deducted or withheld, from any award, from any payment due or transfer made under any award or from any compensation or other amount owing to a participant the amount (in cash, shares of Common Stock, shares of Common Stock that would otherwise be issued pursuant to such award or other property) of any applicable taxes payable in respect of the grant or settlement of an award, its exercise, the lapse of restrictions thereon or any other payment or transfer under an award or under the incentive plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of shares of Common Stock that are otherwise issuable to the participant pursuant to an award (or through the surrender of shares of Common Stock by the participant to the Company), the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate fair market value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for U.S. federal, state, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such award, as determined by the Committee. Notwithstanding the foregoing, with respect to any participant who is subject to Rule 16b-3, such tax withholding automatically is effected by the Company either by (i) “netting” or withholding shares of Common Stock otherwise deliverable to the participant on the vesting or payment of such award, or (ii) requiring the participant to pay, or to make suitable arrangement to pay, an amount equal to the applicable taxes payable in cash; provided, however, that application of the foregoing clause (ii) shall only be effected by approval of the Compensation Committee.

Anti-dilution Adjustments.  If any “equity restructuring” events occur that could result in an additional compensation expense to us, pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718-Stock Compensation, referred to as “ASC 718,” if adjustments to awards with respect to such event were discretionary, the Compensation Committee will equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of the award to equitably reflect the restructuring event, and the Compensation Committee will adjust the number and type of common units with respect to which future awards may be granted. With respect to any other similar event that would not result in an accounting charge under ASC 718, if the adjustments to awards with respect to such event were discretionary, the Compensation Committee will have complete discretion to adjust any awards in such manner as it deems appropriate with respect to such other event. If such anti-dilution adjustments are made, the Compensation Committee will make a corresponding proportionate adjustment with respect to the maximum number of common shares that may be delivered with respect to awards under the incentive plan and the kind of units or other securities available for grant under the incentive plan.

Change of Control. Upon a change of control of our Company, as such term is defined in the incentive plan, the Compensation Committee may undertake one or more of the following actions, which may vary among individual holders and awards: (i) remove forfeiture restrictions on any award; (ii) accelerate the time of exercisability or lapse of a restricted period; (iii) provide for cash payment with respect to outstanding awards by requiring the mandatory surrender of all or some of outstanding awards; (iv) cancel awards that remain subject to a restricted period without payment to the recipient of the award; or (v) make certain adjustments to outstanding awards as the Compensation Committee deems appropriate.

Certain Adjustments. In the event of certain changes in the outstanding Common Stock (e.g., by reason of a recapitalization, reorganization, consolidation, combination, exchange or other relevant change in capitalization), appropriate adjustments will be made by the Compensation Committee as to the number, kind, and price of shares of Common Stock subject to outstanding awards.

Transferability of Awards. To the extent specifically provided by the Compensation Committee, no award under the incentive plan is transferable by an incentive plan participant other than transfers by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Compensation Committee may establish from time to time.

Forfeiture of Award. If a director’s membership on our Board terminates for any reason, or an employee’s employment with us terminates for any reason, his or her unvested awards will be automatically forfeited unless, and to the extent that, our Compensation Committee or grant agreements provide otherwise.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards under the incentive plan. This summary is qualified in its entirety by references to the Internal Revenue Code of 1986, as amended, referred to as the “Code,” and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

The incentive plan is not a qualified employee benefit plan under Section 401(a) of the Code. Generally, income will be realized for federal income tax purposes by a participant at the time units or cash are delivered to a participant in the incentive plan in respect of an award, except that, in the case of restricted units (which are not phantom units) and UARs made in the form of additional units, ordinary income will be realized at the time the units are no longer subject to a substantial risk of forfeiture.

Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR.  Upon the exercise of a Nonstatutory Option or an SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received over (ii) the exercise price (if any) paid therefor.  A participant will generally have a tax basis in any Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such Common Stock on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the Company or its affiliate (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option.  Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over (or compared to) the exercise price paid by the participant for the ISO Stock.  However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock.  A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date.  If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock.  If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held Common Stock in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above).  Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price.  Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant plus the amount of compensation income recognized by the participant under the rules described above.  If a reload option is issued in connection with a participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The incentive plan allows the Committee to permit the transfer of Awards in limited circumstances.  See “—Other Provisions - Transferability of Awards.”  For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs.  However, the IRS has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options.  If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift.  The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift.  The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the Common Stock, the potential for future appreciation or depreciation of the Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option.  The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per person (the amount is current for the 2020 year, but may change in future tax years), (ii) the transferor’s lifetime unified credit or (iii) the marital or charitable deduction rules.  The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options.  Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.  The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Cash Awards; Phantom Stock; Restricted Stock; Stock Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of an Award in the form of Phantom Stock but, rather, will generally recognize ordinary compensation income at the time he or she receives Common Stock or a cash payment in satisfaction of the Phantom Stock. In addition, the participant will be subject to ordinary income tax upon the payment of a DER or an SDR, whether paid in Common Stock or in cash. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock award or a Stock Award in an amount equal to the fair market value of the Common Stock when the Common Stock is received, provided, that if the Common Stock is not transferable or is subject to a substantial risk of forfeiture when received (as is generally the case for Restricted Stock), the participant will recognize ordinary compensation income in an amount equal to the fair market value of Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Code, or (ii) when the Common Stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant who is an employee will be subject to withholding for U.S. federal, state and local income taxes, as applicable, at the time he or she recognizes income under the rules described above with respect to Common Stock or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the incentive plan. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividends on Common Stock. The tax basis in the Common Stock received by a participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in such Common Stock will commence on the date of receipt of the Common Stock.

Subject to the discussion immediately below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the guidance and regulations issued thereunder, and Awards will be operated and construed accordingly. The Company makes no guarantee or representation to any participant regarding the tax consequences of the grant, vesting, exercise, settlement or sale of any Award (or the Common Stock underlying such Award). In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the participant on account of non-compliance with Section 409A of the Code and the guidance and regulations issued thereunder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE INCENTIVE PLAN.

PROPOSAL FOUR – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Compensation Process

Our business is managed by the directors, officers and employees of StoneMor Inc. The Compensation Committee is responsible for determining compensation of executive officers and outside directors and for overseeing all executive officer compensation programs, plans and policies, including those involving the issuance of equity securities.

Objectives and Overview of Our Compensation Programs

Our compensation programs are designed by the board and Compensation Committee to attract, motivate and retain high quality executive officers who will advance our overall business strategies and goals to create and return value to our stockholders. Our business goals are to increase our revenues, profits and cash distributions from existing operations, facilitate our growth through acquisitions, promote a cohesive team effort and provide a workplace environment that fosters compliance with the laws and regulations applicable to our business. We believe that an effective executive compensation program should maximize the value of our stockholders’ investment by aligning the interests of our executive officers with the interests of our stockholders. We also believe that such program should provide competitive total compensation at a reasonable cost.

Our compensation programs include short-term elements, such as annual base salaries and cash bonuses, as well as longer term elements such as equity based awards. Some of our executive officers may also receive health, disability and life insurance benefits and automobile allowances, and are entitled to defer a portion of their compensation pursuant to our 401(k) retirement plan. We do not match any contributions under that plan. We have no formula for allocating between long or short-term compensation, cash or non-cash compensation, or among different forms of non-cash compensation, all of which allocations are determined at the discretion of the Compensation Committee.

Role of the Board, the Compensation Committee and Management

The board appointed the Compensation Committee to assist the board in discharging its responsibilities relating to compensation matters, including compensation of directors and executive officers. The Compensation Committee is responsible for reviewing, evaluating and approving agreements, plans, policies and programs utilized to compensate the officers, directors and employees.

Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the executive officer’s experience, skills and tenure with us as well as the input (except in case of the Chief Executive Officer’s compensation) of our Chief Executive Officer. In making individual compensation decisions, the Compensation Committee relies on the judgment and experience of its members as well as information that is reasonably available to committee members, including, but not limited to, comparable company data.

The Compensation Committee considers the amount of each executive officer’s current compensation as a base against which it determines as to whether increases are appropriate in order to provide continuing performance incentives. In addition, the Compensation Committee evaluates the compensation that would be appropriate to attract and retain executive officers in light of the competition. The Compensation Committee considers the impact of accounting and tax treatments to us and the recipients in determining executive officers’ compensation.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, referred to as named executive officers, for all services rendered in all capacities to us and our subsidiaries. Terms “Stock” and “Option” in the Summary Compensation Table and other tables set forth below refer to common units and UARs, respectively, of StoneMor Inc.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Equity Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Joseph M. Redling (5)	2019	700,000	700,000	1,036,088	857,173	796	3,294,056
President and Chief Executive Officer	2018	317,692	325,000	2,910,000	—	666	3,553,358
Jeffrey DiGiovanni (6)	2019	275,000	175,000	191,500	154,291	—	795,791
Senior Vice President and Chief Financial Officer
Garry P. Herdler (7)	2019	199,038	207,692	1,053,250	—	468,621	1,928,601
Former Senior Vice President and Chief Financial Officer		—	—	—	—	—	—
James S. Ford (8)	2019	311,538	50,000	344,700	—	405,128	1,111,366
Former Chief Operating Officer
Austin K. So	2019	375,000	187,500	344,700	154,291	—	1,061,491
Senior Vice President, Chief Legal Officer and Secretary	2018	375,000	200,000	313,969	—	2,279	891,248

(1)	Represents bonus amounts earned with respect to the applicable year except as otherwise indicated.
(2)

Represents the aggregate grant date fair value of equity awards in accordance with ASC 718. In 2019, Messrs. DiGiovanni, Ford, Redling and So received TVUs and PVUs under the incentive plan with aggregate grant date fair values of $191,500, $344,700, $1,036,088 and $344,700, respectively, if the target conditions were met in each of the three vesting periods. The values of these awards would be $222,347, $437,240, $1,554,321 and $437,240, respectively, if the maximum conditions were met in each of the three vesting periods. The calculation of the aggregate grant date fair value of the equity awards assumes performance conditions for the PVUs were met on the grant date of the equity awards.

(3)	Represents the aggregate grant date fair value of option awards in accordance with ASC 718.
(4)	All other compensation for 2019 and 2018 include the following personal benefits:
		Benefits ($)
Name	Year	Airfare	Transportation	Other
Joseph M. Redling	2019	176	620	—
	2018	—	162	504
Garry P. Herdler	2019	234	626	17,261
James S. Ford	2019	1,886	1,113	27,129
Austin K. So	2019	—	—	—
	2018	—	—	2,279

(5)	Mr. Redling commenced service as our Chief Executive Officer and President on July 18, 2018.
(6)

Mr. DiGiovanni commenced service as our Chief Financial Officer and Senior Vice President on September 19, 2019. Prior to September 19, 2019, Mr. DiGiovanni served as our Chief Accounting Officer from September 5, 2018.

(7)

Mr. Herdler served as Chief Financial Officer and Senior Vice President from April 15, 2019 to September 18, 2019. Mr. Herdler continued to serve us as a consultant through December 31, 2019. The amount set forth under All Other Compensation for 2019 includes $450,500 Mr. Herdler earned in consulting fees, through ORE Management LLC, from September 18, 2019 to December 31, 2019. For further details on our consulting agreement with Mr. Herdler, see Agreements with Named Executive Officers below.

(8)

Mr. Ford served as our Chief Operating Officer until October 1, 2019. The amount set forth under All Other Compensation for 2019 includes $375,000 in severance payments to which Mr. Ford became entitled.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information with respect to outstanding equity awards at December 31, 2019 for our named executive officers.

	Option Awards					Stock Awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price $	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Joseph M. Redling	—	2,500,000	2,500,000	1.20	12/18/2029	515,625	747,656
Jeffrey DiGiovanni	—	450,000	450,000	1.20	12/18/2029	—	—
Austin K. So	—	450,000	450,000	1.20	12/18/2029	—	—

(1)	No unvested or unexercised equity awards were held at December 31, 2019 by any named executive officer not listed in this table.
(2)	The market value of this outstanding award has been computed by multiplying the closing price of our common units on December 31, 2019 by the number of unvested units held by Mr. Redling.

Agreements with Named Executive Officers

The following is a summary of certain material provisions of agreements between the Company and our named executive officers.

Joseph M. Redling

Joseph M. Redling and the Company are parties to an employment agreement dated June 29, 2018 pursuant to which Mr. Redling serves as the Chief Executive Officer and Senior Vice President of the Company. Mr. Redling’s initial base salary under the agreement is $700,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent we contemporaneously and proportionately decreases the base salaries of all of the Company’s senior executives.

The agreement provides that Mr. Redling is eligible to receive an annual incentive cash bonus with respect to each calendar year of the Company, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the calendar year to which such bonus relates. The target amount of the cash bonus is 100% of his base salary with respect to the applicable calendar year and is to be based on specific individual and company performance goals established by the Compensation Committee and as described in his employment agreement. With respect to calendar year 2018, the agreement provides that Mr. Redling was eligible for a pro-rated cash bonus based upon the time Mr. Redling was employed by the Company during calendar year 2018.

The agreement also provided that Mr. Redling was entitled to receive an initial grant of restricted common units in the Partnership of 750,000 units. Such restricted common units will vest, if at all, in equal quarterly installments over the four year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was made on July 18, 2018, and is subject to such other terms and conditions as are set forth in the Executive Restricted Unit Agreement entered into between Mr. Redling and the Company at the time of grant. In accordance with the terms of the Merger Agreement, Mr. Redling’s restricted common units that had vested as of the effective date of the C-Corporation Conversion were converted into common shares, while his unvested restricted common units were converted into restricted common shares and remain subject to the same vesting schedule.

Under the agreement, Mr. Redling is also entitled to participate in the incentive plan for the 2019 calendar year and each calendar year thereafter, to the extent that the Company offers the incentive plan to all senior executives of the Company. Mr. Redling’s participation in the incentive plan with respect to the 2019 calendar year and each calendar year, if offered by the Company, shall be in an annual amount equal to 150% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee.

If Mr. Redling’s employment is terminated for any reason, Mr. Redling will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Redling is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under the Company’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in the Company; (v) any bonus or other incentive (or portion thereof) for any preceding completed calendar year that has been awarded by the Company to Mr. Redling, but has not been received by him prior to the date of termination; (vi) accrued but unused vacation, to the extent Mr. Redling is eligible in accordance with the Company’s policies and (vii) any other payment or benefit (other than severance benefits) to which Mr. Redling may be entitled under the applicable terms of any written plan, program, policy, agreement, or corporate governance document of the Company or any of their successors or assigns.

If Mr. Redling’s employment is terminated by the Company without "Cause" and not for death or “Disability” or by Mr. Redling for "Good Reason" (as such terms are defined in the agreement), and provided that Mr. Redling enters into a release as provided for in the agreement, Mr. Redling would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of 1.5 times his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of the Company, commencing on the 60th day following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the calendar year in which such termination occurs, if any, determined by the Company (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of the Company, but in no event later than March 15 of the calendar year following the calendar year in which the date of termination occurs.

In the event of a "Change in Control" (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Redling that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. Redling’s employment and for 12 months thereafter prohibiting Mr. Redling from directly or indirectly competing with the Company and from solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with the Company. The agreement also contains provisions relating to protection of the Company’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Jeffrey DiGiovanni

Jeffrey DiGiovanni and the Company are parties to an employment agreement dated September 19, 2019, pursuant to which Mr. DiGiovanni serves as the Chief Financial Officer and Senior Vice President of the Company. Mr. DiGiovanni’s initial base salary under the agreement is $350,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent the Company contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. DiGiovanni is eligible to receive an annual incentive cash bonus with respect to each fiscal year of the Company, provided, except for certain qualifying terminations of employment, that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates. The target amount of the cash bonus is 50% of his base salary.

Under the agreement, Mr. DiGiovanni is also entitled to participate in the incentive plan to the extent that the Company offers the incentive plan to all senior executives of the Company. Mr. DiGiovanni’s participation in the incentive plan, if offered by the Company, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. To the extent Mr. DiGiovanni’s employment terminates on account of "Retirement" (as such term is defined in the agreement) during a performance period applicable to a particular incentive plan grant, the portion of such incentive plan grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. DiGiovanni was employed by the Company during the performance period. To be eligible for a pro-rated portion of the incentive plan grant in the event of a retirement, Mr. DiGiovanni must execute a release substantially in the form attached to his agreement.

If Mr. DiGiovanni’s employment is terminated by the Company for "Cause" or by Mr. DiGiovanni without "Good Reason" or in the event of Mr. DiGiovanni’s death or "Disability" (as such terms are defined in the agreement), Mr. DiGiovanni will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. DiGiovanni is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under the Company’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in the Company; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by the Company to Mr. DiGiovanni, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. DiGiovanni is eligible in accordance with the Company’s policies.

If Mr. DiGiovanni’s employment is terminated by the Company without "Cause" or by Mr. DiGiovanni for "Good Reason" (as such terms are defined in the agreement), and provided that Mr. DiGiovanni enters into a release as provided for in the agreement, Mr. DiGiovanni would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of the Company, commencing on the Company’s first payroll date following the expiration of the release revocation period, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by the Company (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of the Company, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a "Change in Control" (as such term is defined in the agreement), all outstanding equity interests granted to Mr. DiGiovanni that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. DiGiovanni’s employment and for 12 months thereafter prohibiting Mr. DiGiovanni from directly or indirectly competing with the Company and from solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with the Company. The agreement also contains provisions relating to protection of the Company’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Austin K. So

In May 2016, Mr. So entered into a letter agreement with the Company, pursuant to which Mr. So serves as the Senior Vice President, Chief Legal Officer and Secretary of the Company. The letter agreement provided that Mr. So would receive an annual base salary of $275,000. Pursuant to the letter agreement, Mr. So was also eligible to receive, subject to mutually agreed terms and conditions: (i) an annual incentive bonus, with a target bonus equal to 25% of his annual base salary; (ii) an annual equity incentive award targeted at 25% of Mr. So’s base salary, which was subsequently increased to 50% in the discretion of the Compensation Committee; and (iii) salary continuation for a period of 6 months in case of Mr. So’s termination without cause, provided that he has been employed with the Company for a period of at least 12 months, but less than 24 months. Mr. So also entered into a Confidentiality, Nondisclosure, and Restrictive Covenant Agreement with the Company, which contains customary non-solicitation, non-competition and confidentiality covenants.

In January 2017, Mr. So entered into a letter agreement with the Company which provided that, effective as of February 1, 2017, his annual base salary increased to $375,000. In addition, Mr. So received a cash bonus of $100,000 in connection with the execution of this letter agreement. The letter agreement also provides that Mr. So was eligible to receive a quarterly retention bonus of $50,000 per quarter, payable in cash after the end of each quarter in 2017, and a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018, provided that he remained employed by the Company on the day the Company was obligated to pay the applicable retention bonus.

On June 15, 2018, Mr. So and the Company entered into an employment agreement pursuant to which Mr. So continues to serve as Senior Vice President, Chief Legal Officer and Secretary of the Company. The agreement superseded the letter agreements described above. Mr. So’s base salary under the agreement remains $375,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent the Company contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. So is eligible to receive an annual incentive cash bonus with respect to each fiscal year of the Company, provided that, except for certain qualifying terminations of employment, he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relate. The amount of the cash bonus will be targeted at 50% of his base salary with respect to the applicable fiscal year. Mr. So remained entitled to receive a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018, provided that he was employed by the Company on the day the Company paid the applicable retention bonus.

Under the agreement, Mr. So is also entitled to participate in the incentive plan to the extent that the Company offers the incentive plan to all senior executives of the Company. Mr. So’s participation in the incentive plan, if offered by the Company, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. To the extent Mr. So’s employment terminates on account of "Retirement" (as such term is defined in the agreement) during a performance period applicable to a particular incentive plan grant, the portion of such incentive plan grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. So was employed by the Company during the performance period. To be eligible for a pro-rated portion of the incentive plan grant in the event of a retirement, Mr. So must execute a release substantially in the form attached to his agreement.

If Mr. So’s employment is terminated by the Company for "Cause" or by Mr. So without "Good Reason" or in the event of Mr. So’s death or "Disability" (as such terms are defined in the agreement), Mr. So will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. So is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under the Company’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in the Company; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by the Company to Mr. So, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. So is eligible in accordance with the Company’s policies.

If Mr. So’s employment is terminated by the Company without "Cause" or by Mr. So for "Good Reason" (as such terms are defined in the agreement), and provided that Mr. So enters into a release as provided for in the agreement, Mr. So would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of the Company, commencing on the Company’s first payroll date following the expiration of the release revocation period, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by the Company (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of the Company, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a "Change in Control" (as such term is defined in the agreement), all outstanding equity interests granted to Mr. So that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. So’s employment and for 12 months thereafter prohibiting Mr. So from directly or indirectly competing with the Company and from solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with the Company. The agreement also contains provisions relating to protection of the Company’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Garry P. Herdler

Garry P. Herdler and the Company were parties to an employment agreement effective as of April 15, 2019 pursuant to which Mr. Herdler served as Chief Financial Officer and Senior Vice President of the Company. Mr. Herdler ceased serving as Chief Financial Officer and Senior Vice President of the Company effective September 19, 2019. Mr. Herdler’s initial base salary under his employment agreement with the Company was $450,000 per year.

The employment agreement provided that Mr. Herdler was eligible to receive an annual incentive cash bonus with respect to each fiscal year of the Company targeted at 75% of his base salary, provided, except for certain qualifying terminations of employment, that he would not be eligible to receive such bonus if he was not employed on the last day of the fiscal year to which such bonus related and, further, he would not be eligible for such bonus unless other senior executives of the Company had also earned a bonus for such fiscal year. Notwithstanding the foregoing, the bonus paid to Mr. Herdler for calendar year 2019 was not to be less than $202,500 (less any taxes and other applicable withholdings), with such minimum amount earned and payable in three equal installments on July 1, September 1 and December 1 of 2019; provided, that in order to receive each of the foregoing installment payments, Mr. Herdler must have been employed by the Company on the applicable installment payment date. In accordance with his severance agreement with the Company, Mr. Herdler received the final installment of the minimum bonus that was payable on December 1, 2019, in the gross amount of $67,500, less any taxes and other applicable withholdings.

Under the employment agreement, Mr. Herdler was also entitled to participate in the Company’s long-term incentive plan for the 2019 fiscal year and each fiscal year thereafter, to the extent that the Company offered the incentive plan to all of its senior executives. Mr. Herdler’s participation in the incentive plan with respect to the 2018 fiscal year resulted in a grant of 275,000 restricted units, which vested in its entirety on June 27, 2019. The Company also agreed to reimburse Mr. Herdler for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000 in aggregate coverage.

The employment agreement provided for certain benefits if Mr. Herdler’s employment was terminated by the Company with or without "Cause" or by Mr. Herdler with or without "Good Reason" or in the event of Mr. Herdler’s death or "Disability" of a "Change in Control" (as such terms are defined in the agreement).

The employment agreement also contained various other covenants and provisions customary for an employment agreement of this nature.

In connection with the cessation of Mr. Herdler’s service as Chief Financial Officer and Senior Vice President of the Company, the Company entered into a Consulting Agreement effective September 23, 2019 (the “Consulting Agreement”) with his management company, ORE Management LLC (the “Consultant”) pursuant to which the Consultant agreed to cause Mr. Herdler (a) to work with the turnaround consultants previously engaged by the Company to assist such consultants in their validation of the Company’s previously developed performance improvement plan with accelerated cost reductions to be implemented in the second half of 2019 and in 2020, (b) to work with such consultants and the Company to develop a comprehensive written action plan and strategy (the “Plan”) to implement the annualized cost reduction targets identified by such consultants and (c) to perform other services related to the development and implementation of the Plan as may be directed by the President and Chief Executive Officer of the Company. During the 14-week term of the Consulting Agreement, the

Consultant received a bi-weekly consulting fee of $21,500. If Consultant delivered a Plan during the term of the Consulting Agreement reflecting at least $10 million in projected annualized cost reductions that was validated by the Company’s turnaround consultants and approved by the Company, then the Consultant was eligible to receive an additional fee ranging from $100,000 to $300,000 based on the projected annualized cost reductions, one-time cost reductions and cash collateral reductions (the “Projected Cost Reductions”) set forth in the Plan. Pursuant to this provision, the Consultant received an additional fee of $300,000.

In connection with entering into the Consulting Agreement, Mr. Herdler and the Company also entered into a Severance Agreement and General Release and Waiver of Claims on September 19, 2019 pursuant to which, in consideration for the Company agreeing to pay the final $67,500 installment of his 2019 bonus, maintain certain directors’ and officers’ liability insurance under which Mr. Herdler is an insured and enter into the Consulting Agreement, Mr. Herdler released and discharged the Company and certain other persons and entities from any claims, liabilities and causes of action, whether known or unknown.

James S. Ford

James S. Ford and the Company were parties to an employment agreement effective as of March 1, 2018 pursuant to which Mr. Ford served as Chief Operating Officer and Senior Vice President of the Company. Mr. Ford retired as Chief Operating Officer and Senior Vice President of the Company effective October 1, 2019. Mr. Ford’s initial base salary under his employment agreement with the Company was $375,000 per year.

The employment agreement provided that Mr. Ford was eligible to receive an annual incentive cash bonus with respect to each fiscal year of the Company, provided, except for certain qualifying terminations of employment, that he would not be eligible to receive such bonus if he was not employed on the last day of the fiscal year to which such bonus relates and, further, he would not be eligible for such bonus unless other senior executives of the Company had also earned a bonus for such fiscal year. The amount of the cash bonus was targeted at 50% of his base salary with respect to the applicable fiscal year. Mr. Ford was entitled to a payment of a pro-rata bonus for fiscal year 2019, if any, to be paid at the same time that annual incentive cash bonuses are paid to other current executives of the Company.

Under the employment agreement, Mr. Ford was also entitled to participate in the Company’s long-term incentive plan for the 2018 fiscal year and each fiscal year thereafter, to the extent that the Company offered the incentive plan to all of its senior executives, and his employment agreement provided for a grant of 16,393 restricted units in the Company that were to vest in equal monthly installments over a two year period. Under the employment agreement, Mr. Ford’s participation in the incentive plan was to be in an annual amount equal to 50% of Mr. Ford’s base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. Mr. Ford’s participation in the 2018 Plan with respect to the 2018 and 2018 fiscal years resulted in a cumulative grant of 16,393 restricted units and 136,906 phantom units in the Company; however, the unvested portion of his restricted unit award, equivalent to 3,415 units, was forfeited effective upon Mr. Ford’s resignation.

The employment agreement also provided that Mr. Ford was entitled to relocation benefits, including reimbursement of Mr. Ford’s (i) relocation expenses, (ii) closing costs for the purchase of a home as a result of Mr. Ford’s relocation and (iii) travel expenses associated with up to eight visits by Mr.

Ford to his then-current residence and for up to four visits by Mr. Ford’s wife to the Philadelphia area during the first 150 days after the effective date of Mr. Ford’s employment agreement with the Company.

The employment agreement provided for certain benefits if Mr. Ford’s employment was terminated by the Company with or without "Cause" or by Mr. Ford with or without "Good Reason" or in the event of Mr. Ford’s death or "Disability" of a "Change in Control" (as such terms are defined in the agreement). In connection with Mr. Ford’s voluntary separation, the Company agreed to provide Mr. Ford with (a) payment of Mr. Ford’s base salary for a period of 12 months following effective date of Mr. Ford’s termination, to be paid in equal installments in accordance with the normal payroll practices of the Company over a period of 12 months, commencing on the Company’s first regularly scheduled payroll that is at least 10 days following the expiration of the seven day revocation period set forth in the General Release and Waiver of Claims between Mr. Ford and the Company (with the first payment to include all installments that would have been paid had such installments commenced immediately following the Separation Date (as defined in Mr. Ford’s separation agreement with the Company), if any; and (b) payment of a pro-rata Bonus for Fiscal Year 2019, if any, determined by the Company and subject to the restrictions as set forth in Section 3(b)(i) of Mr. Ford’s employment agreement with the Company, which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of the Company.

The employment agreement also included customary covenants running during Mr. Ford’s employment and for 12 months thereafter prohibiting Mr. Ford from directly or indirectly competing with the Company and from solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with the Company. The employment agreement also contained provisions relating to protection of the Company’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an employment agreement of this nature.

In connection with the announcement of Mr. Ford’s departure from the Company, he and the Company entered into a Separation Agreement on September 17, 2019 pursuant to which Mr. Ford was entitled to receive, in addition to payment of amounts due under his employment agreement that had accrued as of his departure date, 12 months of base salary as in effect on his departure date, payable in equal installments in accordance with our normal payroll practices, and a prorated portion of any 2019 bonus, payable at such time as 2019 bonuses, if any, are paid to our other senior executives.

Director Compensation

The following table sets forth compensation information for 2019 for each member of our board of directors, except for the director who is also an executive officer and does not receive additional compensation for serving on the board. See “--Summary Compensation Table” for compensation disclosures related to Joseph M. Redling, our President and Chief Executive Officer.

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Name (1)	($)	($) (2)	($)	($)
Andrew Axelrod (3)	37,625	10,000	—	47,625
Spencer E. Goldenberg (3)	35,500	10,000	—	45,500
Robert B. Hellman	74,250	—	—	74,250
Martin R. Lautman, Ph.D.(3)	22,000	25,000	—	47,000
David Miller (3)	38,500	10,000	—	48,500
Stephen J. Negrotti	154,250	20,000	—	174,250
Leo J. Pound (3)	20,000	10,000	—	30,000
Robert A. Sick (3)	28,000	—	—	28,000
Fenton R. Talbott (3)	35,000	10,000	—	45,000
Patricia D. Wellenbach	142,500	20,000	—	162,500

(1)

Each director denoted was entitled to an annual retainer of $80,000, which could be received in cash, restricted phantom units or a combination of cash and restricted phantom units at the director’s election. A minimum of $20,000 of the $80,000 annual retainer payable to each director was required to be deferred and credited quarterly, in the form of restricted phantom units to each director, except for Messrs. Hellman and Sick. Messrs. Hellman and Sick were not subject to the restricted phantom unit retainer clause, as they were both affiliates of AIM, a former member of StoneMor GP. In addition to the retainers, the same directors were entitled to a meeting fee of $2,000 for each meeting of the board of directors attended in person and $1,500 for each committee meeting attended in person, a fee of $500 for participation by telephone in any board or committee meeting that was greater than one hour, but less than two hours, and $1,000 for participation by telephone in any board or committee meeting that was two hours or more. In addition, Mr. Negrotti received an annual retainer of $15,000 as Chairman of our Audit Committee, Messrs. Miller and Sick received an annual retainer of $10,000 for serving as Chairman of our Compensation Committee and Messrs. Axelrod and Hellman received an annual retainer of $2,500 for serving as Chairman of our Trust and Compliance Committee. Mr. Negrotti and Ms. Wellenbach were paid a fee of $75,000 for serving on the Conflicts Committee. Each director’s annual retainer and committee chair fees were prorated to reflect the length of time in which they sat on our Board and/or chaired one of our Board’s committees. Lastly, each director is entitled to receive restricted phantom shares pursuant to their distribution equivalent rights. The cash amounts shown in the table above are those that were earned in 2019, as well as $10,000 of board fees earned in 2018 but paid in 2019. $16,000 of the cash amounts earned in 2019 were paid in January 2020.

(2)

The shares of restricted phantom common stock awarded as retainer compensation are credited to a mandatory deferred compensation account established for each such person. In addition, for each restricted phantom share in such account, the Company credits the account, solely in additional restricted phantom shares, an amount of distribution equivalent rights so as to provide the restricted phantom shareholders a means of participating on a one-for-one basis in distributions made to holders of our common shares. Payments of the participant’s mandatory deferred compensation account will be made on the earliest of (i) separation of the participant from service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death or (v) change of control of the Company. Any such payment will be made at the Company’s election in the Company’s common shares or cash.

(3)

Messrs. Lautman, Pound, Sick and Talbott resigned as director of the Company effective June 26, 2019, immediately prior to the consummation of the Recapitalization Transactions, and Messrs. Axelrod, Goldenberg and Miller were appointed as directors of the Company at the same time.

Long-Term Incentive Plan

The Board, on behalf of the general partner of StoneMor Partners L.P., originally approved the incentive plan effective March 27, 2019 and an amendment thereto on December 18, 2019 that increased to 8,500,000 the number of units authorized for issuance under the incentive plan. On December 31, 2019, the Board approved the assumption of the incentive plan and all outstanding awards thereunder by the Company. On May 5, 2020, the Board approved the second amendment to the incentive plan, which increased the number of shares of common stock reserved for delivery under the incentive plan by 1,375,000 shares, provided that such additional shares may not be delivered pursuant to awards under the incentive plan unless and until the increase is approved by the stockholders of the Company.

Subject to adjustments due to recapitalization or reorganization, the maximum aggregate number of common shares which may be issued pursuant to all awards under the incentive plan is 9,875,000. Common shares withheld from an award or surrendered by a recipient to satisfy certain tax withholding obligations of the Company or in connection with the payment of an exercise price with respect to an award will not be considered to be common shares delivered under the incentive plan. If any award is forfeited, canceled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of common shares pursuant to the award, the common shares subject to such award will be available again for awards under the incentive plan.

The incentive plan is administered by the Compensation Committee. The Compensation Committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common shares to be covered by awards; (iv) determine the terms and conditions of any award, including, without limitation, provisions relating to acceleration of vesting or waiver of forfeiture restrictions; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled or forfeited; (vi) interpret and administer the incentive plan and any instrument or agreement relating to an award made under the incentive plan; (vii) establish, amend, suspend or waive such rules and regulations and delegate to and appoint such agents as it deems appropriate for the proper administration of the incentive plan; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the incentive plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the incentive plan or an award agreement as the Compensation Committee deems necessary or appropriate.

Awards under the incentive plan may be in the form of: (i) incentive stock options qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Incentive Options”), (ii) options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock”), which may include tandem stock dividend rights (“SDRs”), (v) phantom stock (“Phantom Stock”), (vi) stock awards (“Stock Awards”), (vii) cash awards (“Cash Awards”), (viii) other stock-based awards (“Other Stock-Based Awards”), (ix) dividend equivalent rights, to be granted alone or in tandem with other Awards (other than Restricted Stock or Stock Awards) (“DERs”), (x) substitute awards (“Substitute Awards”), or (xi) performance-based awards (“Performance Awards”) (collectively referred to as “Awards”).  Awards under the incentive plan may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the incentive plan. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the other award.  If an award is granted in substitution or exchange for another award, the Compensation Committee shall require the recipient to surrender the original award in consideration for the grant of the new award.  Awards under the incentive plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our general partner, our company, or any affiliates, in which the value of common units subject to the award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying common units minus the value of the cash compensation surrendered.

Options.  Under the incentive plan, the Committee may grant Options to Eligible Persons, including (i) Incentive Options and (ii) Nonstatutory Options.  The exercise price of each Option granted under the incentive plan will be stated in the Option agreement and may vary; provided, however, that, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant of the Option (or in the case of an Incentive Option granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or any affiliate, 110% of the fair market value per share of Common Stock as of the date of grant).  Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or in the case of an Incentive Option granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its affiliate, for a period of no more than five years following the date of grant).  Incentive Options will not be granted more than ten years after the earlier of the adoption of the incentive plan or the approval of the incentive plan by the stockholders of the Company.  Any Incentive Option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such.  The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in shares of Common Stock, other Awards, net settlement, broker assisted exercise or other property) and the methods and forms in which shares of Common Stock will be delivered to a participant.

SARs. An SAR is the right to receive, in cash or in shares of Common Stock, as determined by the Committee, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR.  If an SAR is designed to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A), it may be granted only to Eligible Persons that are also employees, consultants or directors performing services directly for the Company or an entity in a chain of entities that has a “controlling interest” in another entity or chain of entities, beginning with the Company and ending with the entity for which the individual provides services. SARs that are designed to be otherwise exempt from Section 409A of the Code and its regulations may be granted to any Eligible Person. The Committee will determine the time or times at which an SAR may be exercised in whole or in part. The grant price of an SAR granted under the incentive plan will be stated in the SAR agreement and may vary; provided, however, that all SARs shall have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date of grant unless the SAR is a Substitute Award.

Restricted Stock. An Award of Restricted Stock is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion. The Committee has the authority to determine to whom Restricted Stock will be granted, the number of shares of Restricted Stock to be granted to each participant, the duration of any restrictions, the conditions under which the Restricted Stock will become vested or forfeited (including any events that would provide for accelerated vesting) and any other terms and conditions the Committee may establish with respect to Awards. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Restricted Stock may also provide the participant with an SDR with respect to the Restricted Stock, which may be subject to the same forfeiture and other restrictions as the Restricted Stock, as determined by the Committee. If restricted, SDRs will be held, without interest, until the related Restricted Stock vests or is forfeited, with the SDR being paid or forfeited at the same time, as the case may be. Absent a restriction on the SDRs in the Award agreement, SDRs will be paid to the holder of the Restricted Stock at the same time as cash dividends are paid by the Company to its stockholders.

Phantom Stock. A share of Phantom Stock is a notional share of Common Stock that entitles the participant to receive, no later than the 15th calendar day following vesting, a share of Common Stock or an amount of cash equal to the fair market value of a share of Common Stock, as determined by the Committee in its discretion. The Committee has the authority to determine the Eligible Person(s) to whom Phantom Stock will be granted, if any, the number of shares of Phantom Stock to be granted to each participant and any other terms and conditions that the Committee may establish, including with respect to vesting or forfeiture.

Stock Awards. Stock Awards are grants of shares of Common Stock that are not subject to a restricted period and are not subject to an exercise price or settlement features. The Committee may grant Stock Awards to any Eligible Person in such amounts as the Committee, in its sole discretion, may select.

Other Stock-Based Awards and Cash Awards. The Committee may grant Other Stock-Based Awards, which are Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified affiliates of the Company. The Committee shall determine the terms and conditions of any such Other Stock-Based Award. Cash Awards may also be granted under the incentive plan as an element of or a supplement to any other Award or independent of any other Award.

DERs. A DER is a dividend equivalent right, granted alone or in tandem with a specific Award (other than Restricted Stock or a Stock Award), to receive with respect to each share of Common Stock subject to the Award an amount in cash equal to the cash dividends paid by the Company with respect to a share of Common Stock during the period such Award is outstanding. The DER may be paid directly to the participant, be credited to a bookkeeping account subject to the same vesting restrictions as the tandem Award, if any, or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. Absent a contrary provision in the Award agreement, DERs will be paid to the participant at the same time as cash dividends are paid by the Company to its stockholders.

Performance Awards. The grant, exercise or settlement of an Award may be conditioned on the satisfaction of certain performance criteria. The Committee shall determine the terms of any performance conditions attached to an Award, and the performance period for which those conditions will apply. Performance conditions may include, but are not limited to, the following: (A) earnings per share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per share, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items, (S) total stockholder return, (T) debt reduction, (U) market share, (V) change in the fair market value of the Common Stock, (W) operating income and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  Performance goals may differ for performance awards granted to any one participant or to different participants. Performance goals shall be established by the Committee not later than 90 days after the beginning of any performance period applicable to such Award.

Substitute Awards. Substitute Awards may be granted in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition by the

Company or its affiliate of another entity or the assets of another entity. Awards may also be granted in substitution for any other Award granted under the incentive plan or any award granted under any other plan of the Company or any of its affiliates. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

Change in Control. Upon a change of control of the Company, the Compensation Committee may undertake one or more of the following actions, which may vary among individual holders and awards: (i) remove forfeiture restrictions on any award; (ii) accelerate the time of exercisability or lapse of a restricted period; (iii) provide for cash payment with respect to outstanding awards by requiring the mandatory surrender of all or some of outstanding awards; (iv) cancel awards that remain subject to a restricted period without payment to the recipient of the award; or (v) make certain adjustments to outstanding awards as the Compensation Committee deems appropriate.

Forfeiture of Award. If a director’s membership on our Board terminates for any reason, or an employee’s employment with us terminates for any reason, his or her unvested awards will be automatically forfeited unless, and to the extent that, our Compensation Committee or grant agreements provide otherwise.

The incentive plan became effective on the date of its approval by the Board as of March 27, 2019. The incentive plan will continue in effect until the earliest of (i) the date terminated by the Board; (ii) the date that all common shares available under the incentive plan have been delivered to participants; or (iii) the tenth anniversary of the approval of the incentive plan by the Board. The authority of the Board or the Compensation Committee to amend or terminate any award granted prior to such termination, as well as the awards themselves, will extend beyond such termination date.

PROPOSAL FIVE – ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory vote on whether future stockholder advisory votes on named executive officer compensation (the “say-on-pay” vote of the nature reflected in Proposal Four above) should occur every year, or up to every three years. This advisory vote, commonly referred to as a “say-when-on-pay” vote, is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.  Although the vote is advisory and non-binding, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct a “say-on-pay” vote. Accordingly, we are asking our stockholders to vote upon the following resolution at our Annual Meeting:

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every:

year;

two years; or

three years.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO INCLUDE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY YEAR.

The choice of frequency that receives the highest number of “For” votes will be considered the advisory vote of the stockholders. Following consideration of the advisory vote, the Board will determine its policy regarding the frequency of future “say-on-pay” advisory votes and will disclose such policy in a Current Report on Form 8-K to be filed with the SEC.

PROPOSAL SIX – APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

General

We are asking our stockholders to adopt and approve a proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split. Our Board has unanimously approved and declared advisable the proposed amendment, and recommends that our stockholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix B.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. The Board also may determine in its discretion not to effect the Reverse Stock Split  and not to file the Certificate of Amendment.  Subject to stockholder approval, the Board currently expects and intends to implement the Reverse Stock Split such that they become effective promptly after the annual meeting if necessary to satisfy the NYSE continued listing standards as discussed below. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of our common stock at a reverse stock split ratio of one-for-ten shares.  As of September 14, 2020, 117,824,266 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have 11,782,426 shares of common stock issued and outstanding.  All holders of our common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Background

On April 14, 2020, the Company received a notice from the New York Stock Exchange (the “NYSE”) stating that we were not in compliance with the NYSE’s minimum price continued listing requirements.  In order to regain compliance, the closing price of our common stock on December 24, 2020 and the average closing price for the 30 trading days then ended must be at least $1.00.  We also would regain compliance if the closing price of our common stock on the last trading day of any month and the average closing price for the 30 trading days then ended is at least $1.00.

In addition, the Board believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares for several reasons. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock.

Purpose of the Reverse Stock Split

The primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. Our Board believes that the Reverse Stock Split would, among other things, better enable us to satisfy the NYSE minimum price listing standard and thereby maintain the listing of our common stock on the NYSE. Our Board has considered the potential harm to the Company of a delisting from the NYSE and believes that a Reverse Stock Split would help us maintain compliance with NYSE listing rules. The Board also believes that a higher trading price for our common stock may help to alleviate some of the liquidity problems described above.

The Reverse Stock Split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions. We currently have no immediate intended uses for the additional shares that would be available for issuance following the Reverse Stock Split.

We expect that, if effected, a Reverse Stock Split of the common stock will increase the market price of the common stock. However, the effect of a Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will be higher for a sustained period of time. The market price of the common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Board Discretion to Implement the Reverse Stock Split

If Proposal No. 6 is approved by the stockholders and the Board determines to effect the Reverse Stock Split, the Board may consider a variety of factors in determining whether to implement the Reverse Stock Split, including:

•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;

•	the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions

Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock prior to the one year anniversary of the Annual Meeting of stockholders, as permitted under Section 242(c) of the DGCL. If the Board fails to implement the amendment prior to the one-year anniversary of this meeting of stockholders, stockholder approval would again be required prior to implementing any Reverse Stock Split.

Consequences if Stockholder Approval for Proposal Is Not Obtained

If stockholder approval for Proposal No. 6 is not obtained, we will not be able to file a certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The text of the form of proposed amendment is set forth in the certificate of amendment to the Certificate of Incorporation is annexed to this proxy statement as Appendix B.  The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power, except for minor adjustment due to the treatment of fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the Reverse Stock Split (the “Effective Time”) at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or
•	if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

After the Reverse Stock Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•

the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
•	the liquidity of the common stock will increase.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the Reverse Stock Split will be ten times the prices for shares of our common stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the

Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the common stock.

The market price of the common stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the common stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the share price does not increase as a result of the Reverse Stock Split.

Common Stock

After the effective date of the Reverse Stock Split, each stockholder will own one-tenth the number of  shares of common stock such stockholder held immediately prior to the effective date of the Reverse Stock Split.  After the Reverse Stock Split, based on 117,824,266 shares of common stock actually outstanding as of September 14, 2020, we would have 11,782,426 shares of common stock issued and outstanding (without giving effect to any adjustments for fractional shares).

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-

split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of the common stock for a statement of holding. When you submit your certificate representing the pre-split shares of the common stock, your post-split shares of the common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Effect of the Reverse Stock Split on the Incentive Plan

We maintain the inventive plan pursuant to which we have granted stock options and awards of restricted stock that are presently outstanding and additional equity incentive compensation awards may be granted in the future. Pursuant to the terms of the incentive plan, the Board or a committee thereof, as applicable, will adjust the number of shares available for future grant under the incentive plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the incentive plan to equitably reflect the effects of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of the common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced to one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods per share amounts will be restated to reflect the Reverse Stock Split.

Material Tax Consequences of the Reverse Stock Split Generally

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock and to the Company. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury Regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings, administrative pronouncements and judicial decisions in effect as of the date of this Information Statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the Reverse Stock Split and is included for general information only. In addition, the summary does not address any state, local or non-U.S. income or other tax consequences of the Reverse Stock Split.

The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies,

personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, S corporations, entities treated as partnerships or partners of such partnerships, persons who acquired our common stock pursuant to the exercise of compensatory stock options, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our common stock subject to the Reverse Stock Split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such common stock as a capital asset following the Reverse Stock Split. No ruling from the IRS or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split (excluding any portion of such basis that is allocated to any fractional share of our common stock). Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

A stockholder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be long term capital gain or loss if the stockholder’s holding period for our common stock surrendered exceeded one year at the Effective Time.

THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required to Approve Amendment of our Restated Certificate of Incorporation

Approval of the Reverse Stock Split as set forth in the certificate of amendment to our Certificate of Incorporation included as Appendix B, requires an affirmative vote of a majority of the common stock outstanding entitled to vote at the Annual Meeting as of the record date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO ONE (1) SHARE OF COMMON STOCK FOR EVERY TEN (10) SHARES OF COMMON STOCK.

PROPOSAL SEVEN – APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

General

Upon the recommendation of the Compensation, Nominating and Governance Committee, the Board adopted, subject to stockholder approval, amendments to Article VII(a)-(b) of the Company’s Certificate of Incorporation to effectuate the declassification of the Board following the Annual Meeting (the “Declassification Amendments”).

To facilitate the declassification of the Board in a timely manner (assuming approval of the Declassification Amendments by stockholders), each current member of the Board – including the Class I director nominees nominated by the Board in this proxy statement for election at the Annual Meeting (the “Class I Director Nominees”) should they be elected at the Annual Meeting – has previously committed to tender his or her resignation following the Annual Meeting if he or she is a member of the Board at that time, and each such director (including the Class I Director Nominees should they be elected at the Annual Meeting) will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve until the 2021 annual meeting of stockholders, and each director will stand for election annually beginning at the Company’s 2021 annual meeting of stockholders (the “Accelerated Declassification Plan”).

Description of the Declassification Amendments

Currently, the Company’s Certificate of Incorporation provides that the Board be divided into three classes with the number of directors in each class being as nearly equal as reasonably possible. Accordingly, approximately one-third of the directors are elected annually, each serving a three-year term.

The proposed Declassification Amendments provide that each director elected at each annual meeting of stockholders, beginning with the Company’s 2021 annual meeting of stockholders, shall serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

Accordingly, if the proposed Declassification Amendments are approved by the stockholders, as soon as practicable following the 2020 Annual Meeting, each director will, according to the Accelerated Declassification Plan, tender his or her resignation and will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve a term that will expire at the 2021 annual meeting of stockholders, and each director will stand for election annually beginning at the Company’s 2021 annual meeting of stockholders.

Purpose of Declassifying the Board

The Board considered a number of factors that favor continuing with a classified board structure, as well as a number of factors that favor adopting a declassified board structure. Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to declassify the Board. The text of the proposed amendments to the Certificate of Incorporation is set forth in Appendix C.

A classified board structure has a number of advantages. It allows a majority of the Board to remain in place from year to year, which promotes continuity and stability and encourages the Board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected Board has experience with the business and operations of the Company.

The Board also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.

After weighing the factors above, among other things, the Board determined that retaining a classified board structure is no longer in the best interests of the Company and its stockholders. For this reason, the Board approved and declared advisable the Certificate of Amendment to our Certificate of Incorporation (giving effect to the Declassification Amendments) attached hereto and incorporated by reference herein as Appendix C, and recommends that our stockholders vote to approve the adoption of the amendments contained therein.

If the stockholders approve the adoption of the Declassification Amendments, such amendments to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment (giving effect to the Declassification Amendments) with the Secretary of State of the State of Delaware. We intend to file the Certificate of Amendment to effect these amendments to our Certificate of Incorporation as soon as practicable following the Annual Meeting if the requisite vote for this Proposal Seven is obtained. After the filing of the Certificate of Amendment and implementing the Accelerated Declassification Plan, every director will stand for election at the 2021 annual meeting of stockholders (and thereafter) for one-year terms.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, the beneficial ownership of the common units held by: (i) each person known by us to beneficially own more than 5% of our outstanding common units; (ii) each director and named executive officer; and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address for each stockholder is c/o StoneMor Inc., 3600 Horizon Boulevard, Trevose, Pennsylvania, 19053, and each beneficial owner named in the table is deemed to have sole voting and sole dispositive power of the common shares set forth opposite such beneficial owner’s name.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Joseph M. Redling(1)	998,789	0.8
Jeffrey DiGiovanni	40,349	*
Garry P. Herdler	205,021	*
Austin K. So	114,267	*
James S. Ford	119,887	*
Andrew Axelrod(2)	72,804,944	61.8
Spencer E. Goldenberg	—	—
Robert B. Hellman, Jr.(3)	7,505,698	6.4
David Miller	905,945	*
Stephen J. Negrotti	13,584	*
Kevin D. Patrick	—	—
Patricia D. Wellenbach	6,064	*
All directors and executive officers as a group (11 persons)	82,389,640	69.9
Axar Capital Management, LP(2)	72,804,944	61.8
1330 Avenue of the Americas, 30th Floor, New York, NY 10019
Mangrove Partners Master Fund Ltd.(4)	9,327,799	7.9
c/o Maples Corporate Services, Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104
StoneMor GP Holdings, LLC	5,099,969	4.3
950 Tower Lane, Suite 800, Foster City, CA 94464 _______________________
*	Less than one percent

(1)

Excludes 328,125 shares of restricted common stock included in the award of 750,000 restricted common stock granted to Mr. Redling that will not vest within 60 days of the record date, as these unvested shares of restricted common stock confer no common stockholder rights to Mr. Redling.

(2)

Represents shares beneficially owned by Axar Capital Management, LP as investment manager for certain funds and managed accounts with respect to the shares they hold. Mr. Axelrod is the sole member of Axar GP, LLC, the general partner of Axar Capital Management, LP.  Information is based on a Schedule 13D/A filed with the SEC on June 23, 2020.

(3)

Mr. Hellman’s beneficial ownership includes 41,567 shares of common stock held by Mr. Hellman directly, 5,099,969 shares of common stock held by StoneMor GP Holdings, LLC and 2,364,162 shares of common stock held by American Cemeteries Infrastructure Investors, LLC, referred to as “ACII.” AIM Universal Holdings, LLC, referred to as “AUH,” is the sole manager of ACII. Messrs. Matthew P. Carbone and Robert B. Hellman Jr. are managing members of AUH, collectively referred to as the “managing members.” The managing members may be deemed to share voting and dispositive power over the common stock held by ACII. ACII is owned by its members: American Infrastructure MLP Fund II, L.P., referred to as “AIM II,” American Infrastructure MLP Founders Fund II, L.P., referred to as “AIM FFII,” and AIM II Delaware StoneMor, Inc., referred to as “AIM II StoneMor.” AIM II StoneMor is owned by American Infrastructure MLP Management II, L.L.C., referred to as “AIM Management II,” and AIM II Offshore, L.P., referred to as “AIM II Offshore.” AIM Management II is the general partner of AIM II, AIM FFII and AIM II Offshore. Mr. Hellman is a managing member of AIM Management II and the president of AIM II StoneMor.  Information, other than percentage of class beneficially owned, is based on a Schedule 13D/A filed with the SEC on January 3, 2020.
(4)	Information, other than percentage of class beneficially owned, is based on a Form 4 filed with the SEC on April 6, 2020.

OTHER INFORMATION

Other Matters

We currently are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment. If any adjournment or postponement is for more than 45 days, then our Board will set a new record date and mail a new notice of the annual meeting.

Stockholder Proposals for Next Annual Meeting

We anticipate that we will hold our 2021 Annual Meeting of Stockholders in June 2021, and we expect to announce the date of the meeting in early March 2021. If you wish to submit a proposal for inclusion in our proxy materials to be circulated in connection with our 2021 Annual Meeting of Stockholders, you must send the proposal to the Company at the address below. The proposal must be received a reasonable time before we begin to print and send our proxy materials for the 2021 Annual Meeting in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting.

For stockholder director nominations and other proposals submitted outside of the process described above, the Company’s bylaws require that advance written notice of any such stockholder nomination or proposal for matters to be brought before the 2021 Annual Meeting be received by the Company not later than 90 days prior to the date of the meeting or, if the date of such meeting is first publicly announced less than 100 days prior to the meeting, by the close of business on the 10th day after the date of the meeting is first publicly announced. We will provide the specific date by which such proposals must be received when we announce the date of the 2021 Annual Meeting. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the Securities and Exchange Commission.

Stockholder proposals and recommendations for director nominees should be sent to StoneMor Inc. Board of Directors, c/o Corporate Secretary, 3600 Horizon Boulevard, Trevose, Pennsylvania 19053.

Householding

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to StoneMor Inc. Board of Directors, c/o Corporate Secretary, 3600 Horizon Boulevard, Trevose, Pennsylvania 19053. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Annual Report

The Company’s Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2019 is being mailed to all stockholders with this proxy statement. Our Annual Report is part of the proxy solicitation materials for the Annual Meeting. An additional copy, including exhibits, will be furnished without charge to any stockholder by writing to the Corporate Secretary at the address above.

The Company’s Form 10-K may also be accessed at the Company’s website at www.stonemor.com, or at the SEC’s website at www.sec.gov.

By Order of the Board of Directors:

[Signature]

Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer
Trevose, Pennsylvania
October , 2020

APPENDIX A

STONEMOR

AMENDED AND RESTATED

2019 LONG-TERM INCENTIVE PLAN

Section 1.    Purpose of the Plan. The StoneMor Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”) has been adopted on by StoneMor GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), effective as of March 27, 2019 (the “Effective Date”). The Plan is intended to promote the interests of the General Partner, the Company, and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Company, and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.

The Plan as set forth herein constitutes an amendment and restatement of the StoneMor Amended and Restated 2018 Long-Term Incentive Plan, which was adopted by the General Partner on August 22, 2018 (the “Prior Plan”). The Plan as set forth herein shall supersede and replace in its entirety the Prior Plan and any predecessor plans (including the StoneMor Partners L.P. 2014 Long-Term Incentive Plan).

Section 2.    Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

“409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award, Cash Award, Distribution Equivalent Right (whether granted alone or in tandem with respect to another Award (other than a Restricted Unit or Unit Award) or Performance Award, in each case, granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the General Partner or, if applicable, of the Corporation, as successor to the Partnership.

“Cash Award” means an Award denominated in cash granted under Section 6(f) hereof.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events, except as otherwise provided in an Award Agreement:

(a)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than (i) members, limited partners, or other owners (as applicable) of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, or (ii) the owners of the Corporation or any of its Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the voting power of the voting securities of the General Partner, the Partnership, or the Corporation, as applicable;

(b)    either (i) the members or limited partners (as applicable) of the General Partner or the Partnership, or (ii) the owners of the Corporation, approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner, the Partnership, or the Corporation (as applicable);

(c)    the sale or other disposition by either (i) either the General Partner or the Partnership, or (ii) the owners of the Corporation, of all or substantially all of the assets of the General Partner, the Partnership, or the Corporation (as applicable) in one or more transactions to any Person other than an Affiliate of the General Partner, the Partnership, or the Corporation;

(d)    the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership; or

(e)    any other “change in the effective control” of the Corporation within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations, and as applied to non-corporate entities, if applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation, Nominating and Governance Committee of the Board (or any successor thereto), as it may be renamed from time to time.

“Company” means the Partnership, along with the Corporation as successor to the Partnership.

“Corporation” means StoneMor Inc., a Delaware corporation or such other entity that succeeds to the Partnership.

“Consultant” means an individual who renders consulting or advisory services to the General Partner, the Company, or an Affiliate of either.

“Director” means a member of the Board or the board of directors of an Affiliate of the General Partner or the Corporation, as applicable.

“Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award) under Section 6(g) hereof, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions or dividends made by the Company with respect to a Unit during the period such Award is outstanding.

“Employee” means an employee of the General Partner, the Company, or an Affiliate of the General Partner or the Company. An employee on leave of absence may be considered as still in the employ of the General Partner, the Company, or an Affiliate of the General Partner or the Company for purposes of eligibility for participation in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading), as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Section 1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonstatutory Option” means an Option that is not an ISO.

“Option” means a right, granted under Section 6(b) hereof, to purchase Units at a specified price during specified time periods, which may be either an ISO or a Nonstatutory Option.

“Other Unit Based Award” means an Award granted under Section 6(f) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units.

“Participant” means Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant, or Director.

“Performance Award” means a right granted under Section 6(i) hereof to receive an Award based upon performance conditions specified by the Committee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted under Section 6(d) hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a Unit, an amount of cash equal to the Fair Market Value of a Unit, or a combination thereof, as determined by the Committee in its sole discretion.

“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under Section 6(d) hereof that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Substitute Award” means an Award granted under Section 6(h) hereof in substitution for a similar award as a result of certain business transactions.

“Unit Distribution Right” or “UDR” means a distribution or dividend made by the Company with respect to a Restricted Unit.

“Unit” means a common unit of the Partnership and such other securities as may be substituted or resubstituted for common units of the Partnership pursuant to Section 7, including but not limited to shares of the Corporation’s common stock.

“Unit Appreciation Right” or “UAR” means a contingent right granted under Section 6(c) hereof that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means a grant under Section 6(e) hereof of a Unit that is not subject to a Restricted Period.

Section 3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Employees, Consultants and Directors as Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.

(b)    Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a

Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken by (i) the full Board, (ii) a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (iii) the Committee but with each such member who is not a Qualified Member abstaining or recusing himself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. An action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Company, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner or the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the General Partner, the Company, or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the General Partner, the Company, or their Affiliates or the General Partner’s or the Company’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Company, or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner or the Company with respect to any such action or determination.

(d)    Exemptions from Section 16(b) Liability. It is intended under this Plan that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

Section 4.    Units.

(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 4,000,000 Units, plus any Units available for delivery under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, and, commencing with the first business day of each calendar year, the Board may increase such maximum aggregate number of Units by up to 100,000 Units per year, and the aggregate of all such Units shall be available for the issuance of Units upon the exercise of ISOs. Units withheld from an Award or surrendered by a Participant to satisfy the Company’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award (all such Awards to include any Awards granted under the Prior Plan or the StoneMor Partners L.P. 2014 Long-Term Incentive Plan) shall not be considered to be Units delivered under the Plan for this purpose. If any Award (including any Award granted under the Prior Plan or the StoneMor Partners L.P. 2014 Long-Term Incentive Plan) is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award will consist, in whole or in part, of newly issued Units, Units acquired in the open market, from any Affiliate, the Company or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)    Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Company pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation, as amended, or any successor accounting standard (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

Section 5.    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan; provided, that an Employee, Consultant or Director must be an “employee” (within the meaning of General Instruction A.1(a) to Form S-8) of the Company or a parent or subsidiary of the Company to be eligible to receive such an Award.

Section 6.    Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the General Partner, the Company, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award. Subject to Section 7(a), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under Section 409A the Code and the 409A Regulations if such acceleration would subject a Participant to additional taxes under Section 409A the Code and the 409A Regulations.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Employees, Consultants and Directors. However, the Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Employee, Consultant, or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor, and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value of a Unit on the date of grant). For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. Notwithstanding the foregoing, the exercise price per Unit purchasable under a Nonstatutory Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.

(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the General Partner or the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of an ISO). Notwithstanding the foregoing, with respect to a Nonstatutory Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code, the period during which such Nonstatuory Option is exercisable shall be determined by the Committee at the time the Option is granted

(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner or the Company and their Affiliates, or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iv)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to individuals who are Employees of the Company or of a parent or subsidiary corporation of the Company. Except as otherwise provided in Section 7, no term of the Plan relating to ISOs (including any UAR in tandem therewith) shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval by the Plan by the Company’s equityholders. Notwithstanding the foregoing, to the extent that aggregate Fair Market Value of Units subject to an ISO and the aggregate Fair Market Value of Units of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as a Nonstatutory Option in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Units issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)    Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(c), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant, or Director. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. Notwithstanding the foregoing, the exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.

(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Company, and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(d)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions or dividends made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions or dividends shall be held, without interest, until the Restricted Unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions or dividends be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions or dividends are paid by the Company to its unitholders or shareholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii)    Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the General Partner, the Company, and their Affiliates, or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iii)    Lapse of Restrictions.

(A)    Phantom Units. Except as otherwise provided in the applicable Award Agreement, no later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(d)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.

(B)    Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(e)    Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant, or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f)    Other Unit Based Awards; Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Consultants, or Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Company. The Committee shall determine the terms and conditions of such Other Unit Based Awards. Units delivered pursuant to an Other Unit Based Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(f).

(g)    DERs. To the extent provided by the Committee, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER, or another Award (other than a Restricted Unit or Unit Award) granted to an Employee, Consultant, or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions or dividends are paid by the Company to its unitholders or shareholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(h)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants, or Directors as a result of a merger, consolidation, or acquisition by the Company or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i)    Performance Awards. The right of an Employee, Consultant or Director to receive a grant, and the right of a Participant to exercise or receive a settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(i)    Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(i). The Committee may determine that such Performance Awards shall be granted, exercised, vested and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Company, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which include (but are not limited to) one or more of the following: (A) earnings per Unit or share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K)economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder or shareholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)    Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committee.

(iii)    Settlement. At the end of the applicable performance period, the Committee shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled and, unless otherwise specified in an applicable Award Agreement, any such amounts shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(j)    Certain Provisions Applicable to Awards.

(i)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General

Partner, the Company, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.

(ii)    Limits on Transfer of Awards.

(A)    Except as provided in Section 6(j)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 6(j)(ii), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(B)    Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Company, or any Affiliate.

(C)    To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the General Partner, the Company, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v)    Evidencing Units. The Units or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii)    Delivery of Units or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner or the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner or the Company.

(viii)    Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Company, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the General Partner, the Company, or any Affiliate shall be specified in the Award Agreement controlling such Award.

(x)    Compliance with Law. Each Participant who receives an Award under this Plan shall not sell or otherwise dispose of any Unit that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed.

Section 7.    Amendment and Termination. Except to the extent prohibited by applicable law:

(a)    Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7(a) shall be effective if such waiver, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

(b)    Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4(a) for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution or dividend on Units payable in Units, or otherwise) the number of Units then outstanding into a greater number of Units or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, then, as appropriate, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4(a) shall be decreased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of Units, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)    Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)    Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitation provided in Section 4(a) shall be adjusted in a manner consistent with the recapitalization.

(d)    Additional Issuances. Except as expressly provided herein, the issuance by the General Partner or the Company of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the General Partner or Company convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(e)    Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the General Partner or the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f)    Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to unitholders or shareholders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Company, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to unitholders or shareholders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders or shareholders of the Company in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g)    Impact of Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8.    General Provisions.

(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Company, the General Partner or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner, the Company, or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to the Company or Affiliate), the maximum number of Units that may be so withheld (or surrendered) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for U.S. federal, state, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner or the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay, or to make suitable arrangement to pay, an amount equal to the applicable taxes payable in cash; provided, however, that application of this clause (ii) shall only be effected by approval of the Committee.

(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner, the Company, or any Affiliate, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner, the Company, or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 or Section 422 of the Code is applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner or the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner, the Company, or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner, the Company, or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner, the Company, or such Affiliate.

(h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner and the Company shall be relieved of any further liability for payment of such amounts.

(k)    Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Company, and any Affiliate regarding the sharing of costs between those entities.

(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m)    Compliance with Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards will be operated and construed accordingly. In no event will any action taken by the Committee pursuant to Section 7 hereof result in the creation of nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(n)    Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(o)    No Guarantee of Tax Consequences. The Committee will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax consequences to Participants under any applicable laws; however, none of the Board, the Committee, the Company, nor the General Partner or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

(p)    Clawback. This Plan is subject to any written clawback policies the General Partner or the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the General Partner or the Company determines should apply to this Plan.

Section 9.    Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (a) the date terminated by the Board, (b) all Units available under the Plan have been delivered to Participants, or (c) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

FIRST AMENDMENT TO THE

STONEMOR

AMENDED AND RESTATED

2019 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, as amended from time to time (the “Plan”), has been adopted by StoneMor GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the General Partner previously adopted the Plan;

WHEREAS, Section 7(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation, Nominating and Governance Committee of the Board may amend the Plan from time to time without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other person;

WHEREAS, the Plan has approximately 1,600,899 common units of the Partnership (“Units”) remaining available for issuance and the Board now desires to amend the Plan to increase the number of Units reserved for delivery under the Plan by 4,500,000 Units and remove the authority of the Board to increase the number of Units reserved for delivery under the Plan by 100,000 Units on an annual basis; and

WHEREAS, the Board has determined that the First Amendment shall be made effective as of December 18, 2019 (the “Amendment Effective Date”).

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, as set forth below:

The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 8,500,000 Units, and the aggregate of all such Units shall be available for the issuance of Units upon the exercise of ISOs.”

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

SECOND AMENDMENT TO THE

STONEMOR AMENDED AND RESTATED

2019 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, as amended from time to time (the “Plan”), has been adopted by StoneMor Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS, Section 7(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation, Nominating and Governance Committee of the Board may amend the Plan from time to time without the consent of any other person except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Units reserved for issuance under the Plan by 1,375,000 Units; and

WHEREAS, the Units are listed for trading on the New York Stock Exchange, whose listing standards require approval of such an amendment by the stockholders of the Company.

NOW, THEREFORE, the Plan is hereby amended as set forth below:

The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 9,875,000 Units, and the aggregate of all such Units shall be available for the issuance of Units upon the exercise of ISOs; provided, however, that no Units in excess of 8,500,000 may be delivered with respect to Awards under the Plan unless and until the stockholders of the Company have approved the delivery thereof, and any Awards under the Plan with respect to such excess shares shall be expressly conditioned upon receipt of such approval.”

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
STONEMOR INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

 STONEMOR INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Company, each ten (10) shares of the Company’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1)  validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Company’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

SECOND:  This Certificate of Amendment shall become effective as of November ___, 2020 at 12:02 a.m.

THIRD:  This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions by unanimous written consent in lieu of a meeting, in accordance with the provisions of Section 141(f) of the DGCL, setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Company. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on November __, 2020, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Company duly adopted this Certificate of Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment.

STONEMOR INC.

By:______________________

Jeffrey DiGiovanni

Senior Vice President and

Chief Financial Officer

APPENDIX C

FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
STONEMOR INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

STONEMOR INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  The Board of Directors (the “Board”) of the Company, pursuant to a meeting held on September 4, 2020, duly adopted the following resolution setting forth a proposed amendment and restatement of Article VII(a)-(b) of the Certificate of Incorporation of the Company, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article VII(a)-(b) of the Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

“(a)The Board of Directors shall consist of one or more Directors. The number of Directors of the Corporation shall be fixed by the bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the bylaws, but in no case shall the number be less than three (3) nor more than fifteen (15) persons.

(b)Each Director shall serve until the next annual meeting of stockholders following such director’s election and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.”

SECOND:    Thereafter, an annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the Delaware General Corporation Law (the “DGCL”) and held on November  , 2020, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Company duly adopted this Certificate of Amendment.  This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment.

STONEMOR INC.

By:______________________

Jeffrey DiGiovanni

Senior Vice President and

Chief Financial Officer

VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information up until 11:59 P.M. Eastern Time on November 4, 2020. Have your  proxy card in hand when you access the web site and follow the instructions to  obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/STON2020   You may attend the meeting via the Internet and vote during the meeting. Have  the information that is printed in the box marked by the arrow available and  follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 4, 2020. Have your proxy card in hand  when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  STONEMOR INC.  3600 HORIZON BLVD  TREVOSE, PA 19053  D24034-P44149  STONEMOR INC.  The Board of Directors of StoneMor Inc. recommends you  vote “FOR” items 1, 2, 3, 4, 6 and 7 and “1 year” for item 5.  Withhold  Authority  1. Election of three Class I members to the Board of  Directors:  For   !  !   1a. Spencer E. Goldenberg  !  !   1b. Kevin D. Patrick  !  !   1c. Patricia D. Wellenbach  For   Against  Abstain  !  !  !  2. Approve the ratification of the appointment of Grant Thornton LLP as StoneMor Inc.’s independent registered public accounting firm for the fiscal year  ending December 31, 2020.  !  !  !  3. Approve the StoneMor 2019 Amended and Restated Long-Term Incentive Plan, as amended.  !  !  !  4. Approve the compensation of StoneMor Inc.’s named executive officers.  3 Years  1 Year  2 Years  Abstain  !  !  !  !  !  !  !  5. Approve the frequency of future stockholder advisory votes on the approval of the compensation of StoneMor Inc.’s named  executive officers.  Against  For   Abstain  !  !  !  6. Approve an amendment to StoneMor Inc.’s certificate of incorporation to effect a reverse stock split of our outstanding shares of common stock, at a  reverse stock split ratio of one-for-ten shares.  !  !  !  7. Approve an amendment to StoneMor Inc.’s certificate of incorporation to declassify the Board.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint  owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.  D24035-P44149  STONEMOR INC.  2020 Annual Meeting of Stockholders  November 5, 2020 at 4:00 PM EST  This proxy is solicited by the StoneMor Inc. Board of Directors  The undersigned hereby appoints Joseph M. Redling and Jeffrey DiGiovanni, or either of them, as proxies, each with the power to  appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of  the shares of common stock of StoneMor Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of StoneMor Inc. to be held on November 5, 2020 at 4:00 PM EST, and at any adjournment or postponement thereof. Due to the public  health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, we have decided  to hold our Annual Meeting via remote communication. You will be able to participate in the Annual Meeting online, vote shares  electronically and submit your questions prior to and during the meeting by visiting: www.virtualshareholdermeeting.com/STON2020. There is no physical location for the Annual Meeting.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the recommendations of the Board of Directors of StoneMor Inc.  Continued and to be signed on reverse side